UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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LSB Industries, Inc.

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LSB INDUSTRIES, INC.

16 South Pennsylvania Avenue

Oklahoma City, OK 73107

Notice of Annual Meeting of Stockholders

To Be Held June 5, 2014

To the Stockholders of

LSB Industries, Inc.

The Annual Meeting of the Stockholders of LSB Industries, Inc. will take place at our offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma, on Thursday, June 5, 2014, at 11:30 a.m. (CDT), for the purpose of considering and voting upon the following matters:

(1)	Election of three nominees to the Board of Directors;

(2)	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2014;

(3)	Approval of the First Amendment to the 2008 Incentive Stock Plan;

(4)	Advisory vote on named executive officer compensation; and

(5)	Any other business which properly may come before the meeting or any adjournment of the meeting.

The Board of Directors has fixed the close of business on April 28, 2014, as the record date for the determination of holders of the common stock and voting preferred stock of the Company entitled to receive notice of, and to vote at, the annual meeting.

Your vote is important. To ensure the presence of a quorum at the annual meeting, please sign and promptly return the enclosed Proxy Card in the accompanying self-addressed envelope, which requires no postage if mailed in the United States. In addition, you can vote by telephone or internet. Instructions are included on the proxy card. Whether or not you plan to attend the meeting, please vote your shares or direct your vote by following the instructions described in your proxy card or in the notice of Internet availability you received in the mail. Your vote will be greatly appreciated.

Brokers are not permitted to vote their customers’ shares for the election of directors, for the advisory votes on executive compensation, or for the First Amendment to our 2008 Incentive Stock Plan, unless their customers return voting instructions. Therefore, if your shares are held in street name by your bank or broker, it is important for you to return your voting instructions to your broker in order that your shares are voted for these matters.

Our 2013 Annual Report to Stockholders is being distributed with the enclosed proxy soliciting material.

By order of the Board of Directors

David M. Shear
Senior Vice President,
Secretary and General Counsel

Oklahoma City, Oklahoma

April 30, 2014

LSB INDUSTRIES, INC.

16 South Pennsylvania Avenue

Oklahoma City, OK 73107

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 5, 2014

SOLICITATION OF PROXIES

Solicitation

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of LSB Industries, Inc. (the “Company,” “us,” “our,” or “we”) for proxies to be voted at the Annual Meeting of Stockholders to take place on Thursday, June 5, 2014, at 11:30 a.m. (CDT) at our offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma and at any adjournment thereof. This proxy statement and the proxy card are being first sent to our stockholders on or about April 30, 2014.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What matters are being considered?

You will be voting on each of the following items of business:

(1)	Election of three nominees to the Board of Directors;

(2)	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2014;

(3)	Approval of the First Amendment to the 2008 Incentive Stock Plan; and

(4)	Advisory vote on named executive officer compensation.

The Board of Directors recommends a vote “FOR” each of the proposals.

Will other matters be brought before the meeting?

The Board of Directors does not intend to bring any other matters before the annual meeting and does not expect any other items of business because the deadline for stockholder proposals and nominations has already past. However, if any other matter is properly brought before the annual meeting, the accompanying proxy gives discretionary authority to the persons named in the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment on such matter.

Who is entitled to vote at the meeting?

You may vote if you owned voting stock as of the close of business on April 28, 2014, which is the record date for determining who is eligible to vote at the annual meeting.

As of the close of business on the record date we had the following number of shares of common stock and voting preferred stock issued and outstanding which were eligible to vote:

(a)	22,535,813 shares of common stock (excluding 4,320,462 shares held in treasury), with each share entitled to one vote;

(b)	20,000 shares of Series B 12% Cumulative Convertible Preferred Stock (“Series B Preferred”), with each share entitled to one vote; and

(c)	1,000,000 shares of Series D 6% Cumulative Convertible Preferred Stock (“Series D Preferred”), with each share entitled to .875 of one vote.

Shares of our Series B Preferred and Series D Preferred are referred to as our “voting preferred stock.” All of our outstanding shares of common stock and voting preferred stock will vote together as a single class on all matters coming before the annual meeting.

What constitutes a quorum?

In order to conduct the annual meeting, we must have a quorum. A majority of all of the outstanding shares of common stock and voting preferred stock, represented as a single class, entitled to notice of, and to vote at, the annual meeting, represented in person or by proxy, will constitute a quorum for the meeting.

What vote is required to approve the items under consideration?

•	Directors are elected by a plurality of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

•	The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

•	Approval of the First Amendment to the 2008 Incentive Stock Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

•	The advisory vote on executive compensation requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Are abstentions counted?

If your proxy indicates an abstention from voting on the proposal, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Because abstentions represent shares entitled to vote, if you abstain from voting on a proposal, your abstention (a) will have no effect on the election of directors and (b) will have the effect of a vote against (i) the ratification of the appointment of the independent registered public accounting firm, (ii) the approval of the First Amendment to the 2008 Incentive Stock Plan, and (iii) the resolution on executive compensation.

How can I cast my vote?

To vote by mail sign date and enclose the proxy in the envelope provided. For your convenience telephone and internet voting is also available. Simply follow the instructions on the enclosed form of proxy. If you vote by telephone or internet there is no need to return the proxy.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the meeting. You can change your vote by:

•	executing and submitting a revised proxy;

•	providing a written revocation to the Secretary of the Company; or

•	voting in person at the meeting.

In the absence of a revocation, shares represented by the proxies will be voted at the meeting. Your attendance at the meeting will not automatically revoke your proxy. If you do not hold your shares directly, you should follow the instructions provided by your broker, bank or nominee to revoke your previously voted proxy.

What if I sign and return my proxy card but I do not include voting instructions?

If you sign your proxy card and return it to us but you do not include voting instructions as to a proposal, your proxy will be voted “FOR” the proposal.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078, (800) 884-4225 (US and Canada) and (781) 575-4706 (outside U.S. and Canada).

Will my shares be voted if I do not provide my proxy?

If your shares are registered in your name, they will not be voted, unless you submit your proxy or vote in person at the meeting. If you hold your shares directly in your own name, you must vote, either by completing, signing and delivering a proxy, voting by telephone or the Internet, or attending the meeting and voting at the meeting.

If your stock is held in your brokerage account, you should instruct your broker how your shares should be voted. If you fail to give your broker instructions, in some cases but not others the broker may submit a “broker non-vote.”

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).

If you are a beneficial owner whose shares are held of record by a broker, the NYSE rules permit your broker to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year. However, the broker may not vote on the election of directors, the advisory vote on executive compensation, or for the First Amendment to our 2008 Incentive Stock Plan, without instructions from you. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Who will count the votes?

All votes will be tabulated by our transfer agent, Computershare Trust Company, N.A., who will serve as the inspector of election for the annual meeting.

What is the deadline for submission of stockholder proposals for the 2015 annual meeting?

If you wish to submit proposals to be included in our proxy statement for our 2015 annual meeting, proposals must be received at our principal executive offices in writing not later than December 31, 2014. Proposals must satisfy the requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, or the Exchange Act and as set out in the Bylaws, Proposals should be addressed to David M. Shear, Secretary, LSB Industries, Inc., 16 South Pennsylvania Avenue, Post Office Box 754, Oklahoma City, Oklahoma 73101.

The deadline for providing us with timely notice of matters that you otherwise desire to introduce at our next annual meeting of stockholders, other than those that will be included in our proxy materials, is not later than December 31, 2014, but not before December 1, 2014; provided that if the date of the annual meeting is more than 30 days before or more than 60 days after April 30, 2015, the notice must be received not later than the 90th day prior to such annual meeting, or if later, the 10th day following the date on which the public disclosure of the date of such annual meeting was made. The written notice must set forth the information specified in the Bylaws.

If you wish to present a proposal, but you fail to notify us by such deadline, you will not be entitled to present the proposal at the meeting.

Who is paying the cost of this solicitation?

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees, without additional consideration, in person or by telephone, electronic transmission and facsimile transmission. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners. We have also retained and will pay for the services of MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $10,000, plus reasonable charges and out-of-pocket expenses incurred by them.

Stockholder List

A list of stockholders entitled to vote at the annual meeting will be open to the examination by any stockholder for any purpose germane to the annual meeting during ordinary business hours commencing 10 days before the annual meeting. The list will be maintained at our principal executive offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Certificate of Incorporation and Bylaws provide for the division of the Board of Directors into three classes, each class consisting as nearly as possible of one-third of the whole. The term of office of one class of directors expires each year; with each class of directors elected for a term of three years and until the stockholders elect their qualified successors.

Our Bylaws provide that the Board of Directors, by resolution from time to time, may fix the number of directors that shall constitute the whole Board of Directors. The Bylaws presently provide that the number of directors may consist of not less than 3 nor more than 10. As described below, the Board of Directors currently has set the number of directors at 10.

Effective January 17, 2014, the following members of our Board of Directors who were not deemed “independent” under the New York Stock Exchange rules resigned as directors: Robert C. Brown, M.D., Steven J. Golsen (Chief Operating Officer of the Climate Control Business) (“S. Golsen”); David R. Goss (Executive Vice President of Operations); and Tony M. Shelby (Executive Vice President of Finance and Chief Financial Officer). Messrs. S. Golsen, Shelby and Goss continue to serve as officers of the Company and its subsidiaries. The decision of each director to resign did not involve any disagreement with the Board of Directors, us or our management on any matter relating to our operations, policies or practices. As a result of these resignations, the maximum number of members of our Board of Directors was reduced from 14 to 10 members, with the number of directors in the class whose term expires in 2014 reduced to three, the number of directors in the class whose term expires in 2015 reduced to three, and the number of directors in the class whose term expires in 2016 remaining at four.

Our Nominating and Corporate Governance Committee (the “Nominating Committee”) reviews the composition of the Board to assess the Board performance, composition, and effectiveness. The Nominating Committee values certain characteristics in all Board members, including personal and professional integrity, reputation, outstanding professional achievement, and sound business judgment. The Nominating Committee evaluates each individual director in the context of the Board as a whole with the goal of recommending an effective group with a diversity of experience and skills that exercises sound business judgment in the interest of our business and our stockholders.

The Nominating Committee and the Board of Directors has nominated Daniel D. Greenwell, Robert H. Henry and William F. Murdy each to serve a three-year term expiring in 2017, and upon the election and qualification of their successors. Mr. Henry is presently serving as a director whose current term will expire at the annual meeting. Mr. Greenwell and Mr. Murdy were nominated in accordance with the terms of the agreement with Starboard Value L.P. and certain of its affiliates (collectively, “Starboard”) described below.

Agreements with Starboard Value, Engine Capital and Red Alder

On April 3, 2014, we entered into an agreement with Starboard and an agreement with Engine Capital, L.P., Red Alder, LLC and certain of their respective affiliates (collectively, “Engine”) (each, an “Agreement” and together, the “Agreements”). Pursuant to the terms of the Agreements, Starboard and Engine respectively agreed, among other things, to irrevocably withdraw the nomination notices which they had previously submitted to us. In the Agreement with Starboard, we agreed to nominate each of Messrs. Daniel D. Greenwell and William F. Murdy for election to the Board of Directors at the 2014 annual meeting and, in each of the Agreements, we agreed to elect Mr. Richard S. Sanders, Jr. to the Board of Directors, effective as of the 2014 annual meeting, to fill the vacancy on the Board of Directors in the class whose term will expire in 2015, which will be created by John A. Shelley’s retirement effective as of the date of the 2014 annual meeting. Starboard and Engine each further agreed to certain customary standstill provisions for a period lasting until the earlier of 15 business days prior to the deadline for the submission of stockholder nominations for our 2015 annual meeting or 135 days prior to the anniversary of the 2014 annual meeting. In connection with the Agreements, the Board of Directors authorized the reimbursement of Starboard and Engine of their reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the matters related to the 2014 annual meeting and the negotiation and execution of the Agreements, provided that such reimbursement shall not exceed $80,000 and $50,000 in the aggregate, respectively.

The following sets forth certain information regarding the nominees and other directors whose term will continue after the annual meeting.

Nominees

Daniel D. Greenwell, age 51, has served as the Chief Financial Officer and Executive Vice President of Sabre Industries Inc., a private equity-held manufacturer of utility and cell towers, since April 2013. In his current position, Mr. Greenwell focuses on operational change and value creation opportunities and is responsible for all financial aspects of a fast-growing manufacturing and service business. From January 2012 until March 2013, Mr. Greenwell served as Senior Vice President and Chief Financial Officer of Tronox Limited, a leading global producer and marketer of titanium dioxide pigment. Prior to that, Mr. Greenwell served as Corporate Controller and Senior Vice President and Chief Financial Officer of Terra Industries, Inc., from 2005 until its acquisition by CF Industries Holdings, Inc. in April 2010. He also served on the Board of Directors of Terra Nitrogen Company, L.P., a Master Limited Partnership, from March 2008 until April 2010. Mr. Greenwell has over 20 years of industrial, financial and operational experience and has held various senior leadership positions at a number of public companies, including Belden Inc., Zoltek Companies Inc., and Sigma Chemical Company. He also served as Senior Manager of KPMG Peat Marwick from 1985 to 1992. Mr. Greenwell is a Certified Public Accountant. He received a Bachelor of Science degree in Accounting from Truman State University. Mr. Greenwell was nominated pursuant to the terms of the Agreement with Starboard. Mr. Greenwell’s leadership skills and extensive industrial and financial experience in the chemical business, among other factors, led the Board to conclude that he should serve as a director.

Robert H. Henry, age 60, first became a director in 2013. His term will expire in 2014. Mr. Henry currently serves as President and Chief Executive Officer of Oklahoma City University. In 1994, he was appointed judge by former President Bill Clinton to the United States Court of Appeals for the Tenth Circuit where he served most recently as chief judge until 2010. Prior to his appointment, Mr. Henry was Dean and Professor of Law at Oklahoma City University School of Law from 1991 to 1994. In 1987, Mr. Henry was elected attorney general of Oklahoma where he served until 1991. He also served as an Oklahoma state representative from 1976 to 1986. Mr. Henry currently serves as a director of Devon Energy Corporation (NYSE: DVN), the Oklahoma City Chamber of Commerce, and numerous other civic and professional organizations. He was inducted into the Oklahoma Hall of Fame in 2008. Mr. Henry is a life member of the National Conference of Commissioners on Uniform State Laws. He was the inaugural chair of the American Bar Association’s Middle East/North Africa Division. He was the United States’ representative to the Foundation for the Future in Amman Jordan from 2008-2010. Mr. Henry earned a bachelor’s degree with high honors from the University of Oklahoma and a juris doctorate degree from the University of Oklahoma College of Law. Mr. Henry’s leadership skills, business and management experience as President and CEO of Oklahoma City University and public company experience as a member of the Board of Directors of a publicly-traded company, among other factors, led the Board to conclude that he should serve as a director.

William F. Murdy, age 72, has served as the Chairman of the Board of Directors of Comfort Systems USA, Inc. (NYSE: FIX) since June 2000. Mr. Murdy previously served as the Chief Executive Officer of Comfort Systems from June 2000 until December 2011. Over the course of his career, Mr. Murdy has served in a variety of senior leadership roles, including as President and CEO of Club Quarters from 1999 to 2000, President, CEO, Co-Founder and Chairman of the Board of LandCare USA, Inc. from 1998 until it was acquired by The ServiceMaster Co. in 1999, President and CEO of General Investment and Development Company from 1989 through 1997. From 1981 to 1989, Mr. Murdy served as the Managing General Partner of the Morgan Stanley Venture Capital Fund and its associated management company based in New York City. Mr. Murdy currently serves as a Director of UIL Holdings Corporation (NYSE: UIL) where he is Chairman of the Compensation Committee and serves on the Audit Committee. Mr. Murdy also serves as a Director of Kaiser Aluminum Corporation (NASDAQ: KALU), where he is Chairman of the Compensation Committee and serves on the Nominating and Corporate Governance Committee. In addition, Mr. Murdy serves on the Advisory Board of CapStreet Partners and is a former member of the Advisory Board of Chicago Growth Partners. He is also the Founder and former Chairman of Warrior Gateway (connecting Veterans with services), Vice-Chairman and a member of the Executive Committee of the Board of Business Executives for National Security (BENS) and a former member of the Board of Visitors for West Point. At West Point today, he is an emeritus member of the Board of Trustees of the West Point Association of Graduates and a principal and Chairman of the Hotel Thayer and Chairman of its associated Thayer Leader Development Group, which provides corporate executive leader development. Mr. Murdy holds a Bachelor of Science degree in Engineering from the U.S. Military Academy, West Point, and a Master’s degree in Business Administration from the Harvard Business School. Mr. Murdy was nominated pursuant to the terms of the Agreement with Starboard. Mr. Murdy’s leadership skills, extensive financial experience and experience as a member of the Board of Directors of a publicly-traded company, among other factors, led the Board to conclude that he should serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

OF THE THREE NOMINEES AS DIRECTORS OF THE COMPANY

Continuing Directors

The following six directors will continue in office until the expiration of their respective terms and until their successors have been elected and qualified.

Webster L. “Lance” Benham, age 64, first became a director in 2013. His term will expire in 2016. In January 2013, Mr. Benham retired as Senior Vice President of SAIC Energy, Environment & Infrastructure, LLC., a nationally prominent architecture-engineering and design-build firm headquartered in Oklahoma City, Oklahoma. He became President and CEO of The Benham Companies in 2003 and remained in that capacity until the firm’s acquisition by SAIC in 2007, a leading technology integrator providing full life-cycle services and solutions in the technical, engineering, and enterprise information technology markets. From 1982 until 2003, Mr. Benham also held various management and engineering positions at The Benham Companies. Mr. Benham is a community leader with service on boards of numerous non-profits including the Oklahoma Medical Research Foundation, Oklahoma City National Memorial & Museum, National Cowboy & Western Heritage Museum, Oklahoma School of Science and Mathematics Foundation, and many others. Mr. Benham spent 10 years on active duty with the Navy, followed by service with the Naval Reserves. He received a Bachelor of Science from the United States Naval Academy in 1972, and in 1977 he received Masters of Science degrees from the Massachusetts Institute of Technology in both Mechanical Engineering and Naval Architecture and Marine Engineering. Mr. Benham’s leadership skills, business and management background, experience with The Benham Companies, SAIC, his naval experience and his involvement with numerous non-profits, among other factors, led the Board to conclude that he should serve as a director.

Charles A. Burtch, age 78, first became a director in 1999. His term will expire in 2016. Mr. Burtch was formerly Executive Vice-President and West Division Manager of BankAmerica, where he managed BankAmerica’s asset-based lending division for the western third of the United States. While at Bank of America, he was inducted into the “Key 200” which was a select group of 200 senior managers from across the entire spectrum of the 109,000 employees worldwide. This group met with the Chairman and Vice-Chairman of the Bank on a quarterly basis to provide input on products, customer relations, competition, and employee relations. In 1978, he co-founded DeNovo Wells Fargo Business Credit, which was ultimately sold to Bank of America. After retiring in 1998, Mr. Burtch volunteered to become an Ombudsman for the Texas Department on Aging, where he worked with nursing homes in the Austin, Texas, area to determine if there was need for improvement or not in compliance with state requirements. He has since been engaged as a private investor. Mr. Burtch is a graduate of Arizona State University. Mr. Burtch’s financial experience and his leadership experience as executive vice president of a large commercial bank, among other factors, led the Board to conclude that he should serve as a director.

Robert A. Butkin, age 61, first became a director in August 2007. His term will expire in 2016. Mr. Butkin is currently a Professor of Law at the University of Tulsa College of Law. He served as Dean of the Tulsa College of Law from 2005 to 2007. Mr. Butkin served as Assistant Attorney General for the State of Oklahoma from 1987 to 1993, and served from 1995 to 2005 as the State Treasurer of Oklahoma. Mr. Butkin also serves as President and as a member of the board of BRJN Capital Corporation, a private investment company. He is also serving as a gubernatorial appointee to the Uniform Law Commission. He has served in various community and professional organizations, including holding the presidency of the Southern State Treasurers Association. He chaired the Banking, Collateral and Cash Management Committee for the National Association of State Treasurers (“NAST”). In addition, from 1981 to 1995, he served on the Board of Citizens Bank of Velma, Oklahoma, where he served as Chairman of the Board from 1991 to 1994. Mr. Butkin serves on the board of several non-profits, including the Jasmine Moran Children’s Museum (1995-present); and the Oklahoma Academy (2003-present). He attended and received a Bachelor of Arts degree from Yale College. He received his Juris Doctorate from the University of Pennsylvania Law School in 1978. Mr. Butkin’s leadership skills and financial experience obtained through serving as State Treasurer of Oklahoma, chairman of the banking committee of NAST, leading his private investment company, and service as the dean of a major law school in the State of Oklahoma, among other factors, led the Board to conclude that he should serve as a director.

Barry H. Golsen, J.D., age 63, first became a director in 1981. His term will expire in 2015. Mr. Golsen currently serves as Vice-Chairman of the Board of Directors, President and Chief Operating Officer of LSB Industries, Inc. Mr. Golsen joined the Company in 1978 and has served in several capacities with various subsidiaries of the Company. In 1981, Mr. Golsen assumed the role of President of the Company’s Climate Control Business, spearheading its growth with a number of startups. Under his leadership, the Company’s Climate Control Business has attained leading shares of the U.S. markets for water source and geothermal heat pumps and hydronic fan coils. Mr. Golsen was appointed as President and Chief Operating Officer of the Company in 2004. Mr. Golsen served on the board of Equity Bank for Savings N.A., which was formerly owned by the Company, and on many of the bank’s committees including the loan committee and investment committee. Mr. Golsen has been affiliated with a number of professional associations, including the Oklahoma Bar Association, the American Bar Association, and the American Society of Heating, Refrigeration and Air-conditioning Engineers, Young Presidents Organization, and World Presidents Organization. Mr. Golsen previously served on the Board of the Oklahoma City Branch of the Federal Reserve Bank of Kansas City. Mr. Golsen has both his undergraduate and law degrees from the University of Oklahoma. Mr. Golsen’s extensive experience in the climate control industry, his depth of knowledge and understanding of the businesses in which we operate, and his demonstrated leadership skills within the Company, among other factors, led the Board to conclude that he should serve as a director.

Jack E. Golsen, age 85, first became a director in 1969. His term will expire in 2016. Mr. Golsen, founder of the Company, is currently Chairman of the Board of Directors and Chief Executive Officer and has served in those capacities since the Company’s inception in 1969. Mr. Golsen previously served as the Company’s President from 1969 until 2004. Mr. Golsen was inducted into the Oklahoma Commerce and Industry Hall of Honor as one of Oklahoma’s leading industrialists in 1996. Mr. Golsen is a Trustee of Oklahoma City University and has served on its Finance Committee for many years. Mr. Golsen previously served on the boards of insurance companies, several banks and was Board Chairman of Equity Bank for Savings N.A., which was formerly owned by the Company. In 1972, he was nationally recognized as the person who prevented a widespread collapse of the Wall Street investment banking industry, as referenced in “The Second Crash” by Charles Ellis, and six additional books about the Wall Street crisis. Mr. Golsen has a Bachelor of Science degree from the University of New Mexico. Mr. Golsen’s demonstrated leadership skills, extensive entrepreneurial experience and expertise in all the industries in which we operate, his financial experience and broad business knowledge, among other factors, led the Board to conclude that he should serve as a director.

Gail P. Lapidus, age 62, first became a director in February 2010. Her term will expire in 2015. Ms. Lapidus currently serves as the Executive Director and Chief Executive Officer of Family & Children’s Services (“FCS”), a premiere human services provider in the Tulsa, Oklahoma metro area. Ms. Lapidus has worked for the 88-year-old agency for 39 years in a number of roles and has served as its Executive Director since 1986. During her tenure, FCS has become the largest outpatient community mental health center in the state of Oklahoma for children, families and individuals without sufficient economic resources or health insurance. FCS, which has an annual budget of more than $40 million and a staff of over 500, has attracted national recognition and research grants for the services it provides. Ms. Lapidus received her undergraduate degree and a Master’s Degree in Social Work from the University of Oklahoma where she was later named an inaugural inductee into the Hall of Honor for outstanding leadership in professional practice. Ms. Lapidus’s community, management, and leadership experience as the executive director of FCS, among other factors, led the Board to conclude that she should serve as a director.

Director to be Appointed by the Board of Directors Following the 2014 Annual Meeting

Richard Sanders, Jr., age 57, is a nitrogen fertilizer manufacturing consultant. Pursuant to the Agreements with Starboard and Engine and effective as of the 2014 annual meeting, Mr. Sanders will be elected to the Board of Directors to fill the vacancy in the class whose term expires 2015 that will be created by John A. Shelley’s retirement effective as of the date of the 2014 annual meeting. Mr. Sanders, served as Vice President of Manufacturing of Terra Industries Inc. from 2003 until the acquisition of Terra Industries by CF Industries Holdings, Inc. in April 2010. On completion of the transaction, he worked on the integration of manufacturing operations, and as Vice President Environmental Health and Safety, Engineering and Procurement. At Terra Industries Inc ., Mr. Sanders was responsible for Terra’s six manufacturing facilities’ overall operations including production operations, environmental health and safety, project engineering, and technical services. He was also responsible for Terra’s capital investment program of approximately $250 million per year, including major expansion projects. Mr. Sanders was Plant Manager of Terra’s Verdigris, Oklahoma nitrogen manufacturing complex for nine years prior to his role as Vice President of Manufacturing. Prior to Terra, Mr. Sanders served as Plant Manager at the Beaumont Methanol Corporation 800,000 GPD methanol manufacturing facility and in management and engineering positions for Agrico Chemical Company. Mr. Sanders received a Bachelor of Science degree in Chemical Engineering from Louisiana State University in 1980. Mr. Sanders has served as a Non-Executive Director of Open Joint Stock Company Mineral and Chemical Company EuroChem during 2013. Mr. Sanders’ extensive experience in the chemical industry, his depth of knowledge and understanding of the chemical manufacturing facilities which we operate, and his demonstrated leadership skills throughout his career, among other factors, led the Board to conclude that he should serve as a director.

Family Relationships

Jack E. Golsen is the father of Barry H. Golsen and Steven J. Golsen, who are brothers. David M. Shear is the spouse of Heidi Brown Shear, Vice President and Managing Counsel of the Company, who is the niece of Jack E. Golsen.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

The Audit Committee has appointed the firm of Ernst & Young LLP, Independent Registered Public Accounting Firm (“Ernst & Young”), as the Company’s auditors for 2014. Ernst & Young has served as our auditors for more than five years, including the fiscal year most recently completed. If the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider the appointment and may or may not consider the appointment of another independent registered public accounting firm for the Company for 2014 or future years.

Consistent with past practices, it is expected that one or more representatives of Ernst & Young will attend the annual meeting and will be available to respond to appropriate questions or make a statement should they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

PROPOSAL 3

PROPOSAL TO APPROVE THE FIRST AMENDMENT TO THE 2008 INCENTIVE STOCK PLAN

In 2008, the Board of Directors adopted the 2008 Incentive Stock Plan (the “2008 Plan”) which was approved by our stockholders at the annual meeting held on June 5, 2008. The 2008 Plan authorizes the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units (each as defined in the Plan), dividend equivalents, cash-based awards or other incentives payable to cash or in shares of our common stock, as may be designated by our Compensation and Stock Option Committee (“Compensation Committee”) from time to time, to our employees, officers, directors, consultants, agents, advisors and independent contractors and those of our affiliates. The Board of Directors believes that the 2008 Plan serves to:

(a)	enhance our ability to attract, retain, and motivate qualified employees, officers, directors, consultants, agents, advisors, and independent contractors, and

(b)	to provide such persons with the opportunity to acquire interest in us and to link their interests and efforts to the long-term interests of our stockholders.

The principal features of the 2008 Plan and the First Amendment (defined below) are summarized below. This summary does not contain all information about the 2008 Plan and the First Amendment. A copy of the complete text of the 2008 Plan as proposed to be amended by the First Amendment is included in Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the 2008 Plan and the First Amendment.

The maximum number of shares of our common stock authorized for issuance under the 2008 Plan is 1,000,000, of which approximately 222,130 shares remain available for issuance. In order to continue the benefits that are derived through the 2008 Plan, on April 3, 2014, our Compensation Committee approved and recommended that the Board of Directors approve the First Amendment to the 2008 Plan (the “First Amendment”) to:

(a)	increase the number of shares of common stock reserved for issuance under the 2008 Plan from 1,000,000 to 1,975,000, subject to adjustment as provided in the 2008 Plan;

(b)	decrease the six month period leave of absence provided in the definition of “Termination of Service” in Section 2 of the 2008 Plan to a three month period to conform to Treasury Regulation § 1.421-1(h)(2);

(c)	clarify the limited conditions under which dividends and other distributions may be credited to certain awards; and

(d)	clarify that awards granted under the 2008 Plan may be repriced without stockholder approval only upon certain corporate events.

The Board of Directors approved the First Amendment on April 3, 2014, subject to stockholder approval.

Summary of the 2008 Plan, as proposed to be amended by the First Amendment

Authorized Shares

The number of shares of our common stock authorized for issuance under the 2008 Plan, will be increased from 1,000,000 to 1,975,000, subject to adjustment. Currently, approximately 222,130 shares remain available for issuance under the Plan due to options currently outstanding or due to options which have been exercised.

If there is any change in our common stock by reason of any stock split, stock dividend, spin-off, recapitalization, merger, consolidation, combination, or exchange of shares, distribution to stockholders other than a normal cash dividend or other change in our corporate or capital structure, the Compensation Committee shall make proportional adjustments to the maximum number and kind of securities (a) available for issuance under the 2008 Plan, (b) available for issuance as incentive stock options, (c) that may be subject to awards received by any participant in any one calendar year, (d) that may be subject to different types of awards, and (e) that are subject to any outstanding award, and the price of each security.

The 2008 Plan provides that shares covered by an award will not count against the shares available for issuance under the 2008 Plan until they are actually issued and delivered to a participant. If an award granted under the 2008 Plan lapses, expires, terminates or is forfeited, surrendered or canceled without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award will again be available for use under the 2008 Plan. In addition, the number of shares available for issuance under the 2008 Plan will not be reduced to reflect any dividends or dividend equivalents that are credited to outstanding stock or stock unit awards. Shares that are (a) tendered by a participant or retained by us as payment for the purchase price of an award or to satisfy tax withholding obligations or (b) covered by an award that is settled in cash will be available for issuance under the 2008 Plan.

The 2008 Plan also provides that (a) shares subject to awards issued by us in substitution for awards previously granted by an acquired company and (b) the number of shares subject to an SAR over the number of shares that are delivered to the Participant upon exercise of the SAR will not count against the shares available for issuance under the 2008 Plan.

Eligibility

Awards may be made to our employees, officers or directors or those of our affiliated companies. An award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to us or any Affiliate (as defined in the Plan) that (a) are not in connection with the offer and sale of our securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for our securities.

Administration

The 2008 Plan will be administered by the Compensation Committee. The Board of Directors or the Compensation Committee may delegate the administration in accordance with the terms of the 2008 Plan. References to the “Committee” or the “Compensation Committee” are to the Compensation and Stock Option Committee, or other delegates, as applicable.

Types of Awards

Stock Options. The Committee may grant either incentive stock options, which comply with Section 422 of the Internal Revenue Code (the “Code”), or nonqualified stock options. The Committee sets option exercise prices and terms, except that the exercise price of a stock option generally may be no less than 100% of the fair market value of the shares on the date of grant (for the purposes of the 2008 Plan, fair market value means (a) the closing price of our common stock on the last preceding day on which our common stock was traded, as reported on a national securities exchange or (b) if the fair market value of our common stock cannot be determined pursuant to clause (a), such price as the Committee shall determine; provided that for awards subject to Code Section 409A, any such determination shall comply with Code Section 409A and guidance thereunder). At the time of grant, the Committee in its sole discretion will determine when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years.

Stock Appreciation Rights (“SARs”). The Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2008 Plan or on a stand-alone basis. SARs are the right to receive payment per share of the SAR exercised in stock or in cash equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of an SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related stock option to the extent of the SAR exercise.

Stock Awards, Restricted Stock, Restricted Stock Units, and Other Awards. The Committee may grant awards of restricted stock, restricted stock units, and other stock and cash-based awards, which may include the payment of stock in lieu of cash (including cash payable under our incentive or bonus programs) or the payment of cash (which may or may not be based on the price of our common stock).

Amendment and Termination of the 2008 Plan

The Board of Directors or the Committee may amend the 2008 Plan, except that if any applicable statute, rule or regulation requires stockholder approval with respect to any amendment of the 2008 Plan, then to the extent so required, stockholder approval will be obtained. Stockholder approval will also be obtained for any amendment that would increase the number of shares stated as available for issuance under the 2008 Plan. Unless sooner terminated by the Board, the 2008 Plan currently would terminate on June 5, 2018.

Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences to us and to recipients of certain awards under the 2008 Plan. The summary is based on the Internal Revenue Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the 2008 Plan. For example, the summary does not discuss the ramifications of the Code Section 409A rules relating to deferred compensation. The 2008 Plan provides that, to the extent awards under the 2008 Plan are considered deferred compensation, the awards will satisfy the requirements of Code Section 409A, and the Committee is to interpret and administer the 2008 Plan accordingly.

Nonqualified Stock Options and SARs. A recipient will not have any income at the time a nonqualified stock option or SAR is granted, nor will we be entitled to a deduction at that time. When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of our common stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price. When an SAR is exercised, the recipient will recognize ordinary income equal to the sum of (i) any gross cash proceeds payable and (ii) the fair market value on the exercise date of any shares received.

Incentive Stock Options. A recipient will not have any income at the time an incentive stock option (“ISO”) is granted. Furthermore, a recipient will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient. If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the recipient (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Internal Revenue Code. Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price and (ii) the excess of the amount received for the shares over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

Restricted Stock and Restricted Stock Units. A participant generally will not have taxable income upon grant of restricted stock or restricted stock units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

We generally will be entitled to a tax deduction in connection with an award under the 2008 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Code Section 162(m) or otherwise limited by the Internal Revenue Code.

Section 162(m) Awards and Other Awards. Under Section 162(m), in order for compensation in excess of $1 million paid in any year to certain executive officers to be deductible by us, such compensation must qualify as “performance-based.” The 2008 Plan allows the Committee to make awards that would be performance-based for purposes of exemption from the limitations of Code Section 162(m). Nothing precludes the Committee from making any payments or granting any awards that do not qualify for tax deductibility under Code Section 162(m).

Plan Benefits

All awards to employees, officers, directors and consultants under the 2008 Plan are made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2008 Plan are not determinable at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL

OF THE FIRST AMENDMENT TO THE 2008 INCENTIVE STOCK PLAN.

PROPOSAL 4

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are requesting stockholder approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (this vote is sometimes referred to as “say on pay”). Accordingly, you are asked to vote on the following resolution at the 2014 annual meeting:

RESOLVED, that the stockholders of LSB Industries, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the 2014 Annual Meeting of Stockholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative discussion.

This is an advisory vote, which is not binding on the Board. The Board and the Compensation and Stock Option Committee, which is comprised of independent directors, will review and take into account the outcome of this vote when considering future executive compensation decisions. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure, in this proxy statement, which provide information about our compensation policies and the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL,

ON AN ADVISORY BASIS, OF THE RESOLUTION APPROVING

THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

Our Board of Directors held 12 meetings in 2013. During 2013, no director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and the meetings held by all committees of the Board of Directors on which each served. Although we do not currently have a policy with respect to the attendance of our directors at the annual meeting, the Company encourages each of its directors to attend whenever possible. A majority of the directors attended the Company’s 2013 annual meeting of stockholders.

Committees of the Board of Directors and Committee Charters

The Board has three separately-designated and standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The Board has adopted written charters for each of these standing committees. The Board has determined that all members of these committees are independent directors and satisfy the Securities and Exchange Commission (“SEC”) and NYSE requirements for independence. A current copy of the following charters and the corporate governance guidelines are available on our website at www.lsbindustries.com and are also available from the Company upon request to the Secretary:

•	Audit Committee Charter

•	Compensation and Stock Option Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Corporate Governance Guidelines

Pursuant to the Agreement with Starboard, Mr. Greenwell will be appointed to the Audit Committee and Mr. Murdy will be appointed to the Compensation Committee. Further, under the Agreement with Starboard, we have agreed to form a Strategic Committee comprised of Messrs. Greenwell and Murdy and two independent directors who will be appointed by the Board of Directors promptly following the 2014 annual meeting. The Strategic Committee will evaluate certain strategic proposals made to us by Starboard and Engine and will provide the Board of Directors with recommendations related to such proposals.

Board of Directors Leadership Structure

The Board of Director’s current policy is that the positions of Chairman and Chief Executive Officer be held by the same person. When evaluating the Company’s leadership structure, the Board has considered the fact that a majority of the Board is comprised of independent directors who are qualified and experienced and that the Board’s key committees – Audit, Compensation, and Nominating – are comprised entirely of independent directors. In addition, as discussed below, the Board has designated an independent director to serve as lead independent director with significant corporate governance responsibilities. The Board believes that these factors provide an appropriate balance between the authority of the Board of Directors and those who manage the Company on a day-to-day basis.

The Board of Directors believes that this leadership structure has served the Company well over the years by providing strong, unified, and consistent leadership and direction and, in combination with the Company’s other corporate governance policies and procedures, is in the best interests of the Company’s stockholders. The Board believes that having one leader serving both the Chairman and Chief Executive Officer positions provides decisive and effective leadership. The Board of Directors may separate these positions in the future should circumstances change, such as in connection with a transition in leadership.

The Board of Directors bi-annually appoints a lead independent director from among the independent directors to coordinate the activities of the other independent directors and enhance the role of the independent directors in the overall corporate governance of the Company. Mr. Shelley is the current lead director. Mr. Shelley is retiring from the Board of Directors effective as of the 2014 Annual Meeting of Stockholders. As soon as practical following the 2014 Annual Meeting of Stockholders, the Board of Directors will name a new Lead Director. The lead director:

•	presides at meetings of the Board at which the chairman or vice chairman is not present, including executive sessions of the independent directors and non-management directors;

•	serves as a liaison between the chairman and the independent directors;

•	oversees the Board’s stockholder communications policies;

•	has the authority to call meetings of the independent directors or non-management directors and to prepare the agendas for each meeting; and

•	consults with the Chairman of the Board on meeting agendas and information provided to the Board, including the authority to add items to the agendas for any meeting and reviews and approves meeting schedules.

Nominating Committee

The Nominating Committee consists entirely of independent directors who were appointed by the Board to serve until their successors are appointed and qualify. The members of the Nominating Committee are Messrs. Shelley (Chairman), Perry, Munson and Henry. Bernard Ille was a member of the Nominating Committee until his resignation on October 14, 2013. Mr. Munson was named to the Nominating Committee on January 17, 2013. Mr. Henry was named to the Nominating Committee on February 4, 2014. Messrs. Shelley, Munson and Perry will retire from the Board of Directors effective as of the 2014 Annual Meeting of Stockholders. As soon as practical following the 2014 Annual Meeting of Stockholders, the Board of Directors will appoint additional members to the Nominating Committee to fill the resulting vacancies. The Board has determined that each member of the Nominating Committee is independent, in accordance with listing standards of the NYSE.

The Nominating Committee’s primary responsibility is the annual identification and presentation to the Board of a list of qualified individuals recommended for nomination for election to the Board of Directors at the annual meeting of stockholders. In addition to its primary responsibility, the Nominating Committee is also responsible for:

•	recommending to the Board the selection criteria that should be considered for membership on the Board of Directors;

•	the periodic assessment of the selection criteria, and the recommendation of any changes to the selection criteria;

•	identifying director candidates meeting the selection criteria and aiding in attracting such candidates as directors;

•	the consideration of proposed director candidates, in light of the selection and performance criteria adopted by the Board;

•	reviewing the qualifications of incumbent, replacement or additional director candidates; and

•	making periodic recommendations to the Board regarding guidelines on significant corporate governance principles, including the size and composition of the Board.

During 2013, the Nominating Committee held two regularly scheduled meetings.

The Nominating Committee will consider the qualifications of director candidates recommended by stockholders and evaluate each of them using the same criteria the Nominating Committee uses for incumbent candidates. Director candidate recommendations by stockholders must be made in compliance with the procedures set forth in our Bylaws by notice in writing delivered or mailed by first class U.S. mail, postage prepaid, to the Chairman of the Nominating Committee, in care of the Corporate Secretary of the Company, 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107. Please indicate on the envelope “Nominating Committee.”

Only persons who are nominated in accordance with the procedures set forth in our Bylaws are eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our Bylaws. A director nomination made by a stockholder must be delivered or mailed to and received at our principal executive offices not less than 120 nor more than 150 days prior to the date of the 2014 annual meeting; provided, however, if the date of the annual meeting is more than 30 days before or more than 60 days after such date, notice by the stockholder to be timely must be so delivered, or mailed and received not later than the 90th day prior to such annual meeting, or if later, the 10th day following the date on which the public disclosure of the date of such annual meeting was so made. Pursuant to our Bylaws, the deadline for submitting nominations for inclusion in our 2015 proxy materials is February 5, 2015, but no nominations may be submitted before January 6, 2015.

The Bylaws also provide that a stockholder satisfying the above notice requirements may nominate an independent director in our proxy statement, if the additional specified conditions set forth in our Bylaws, are satisfied. The following is a summary of the additional conditions:

•	the stockholder, together with the stockholder’s affiliates, must have held at least 5% of the voting power of the Company’s outstanding securities for at least one year (the “Required Interest”);

•	the stockholder must provide certain information relating to the proposed nominee;

•	the stockholder must agree to indemnify the Company for all liabilities arising out of the information provided by the stockholder;

•	the stockholder must undertake to continue to hold for one year following the election of directors at the annual meeting the greater of (i) the Required Interest or (ii) 75% of the stockholder’s interest as of the last day on which stockholder nominations may be made under the Bylaws;

•	the stockholder must agree not to acquire the greater of (i) 10% of the Company’s outstanding voting securities or (ii) an additional 5% of the voting power in the Company’s securities in excess of the voting power held by the stockholder as of the last day on which stockholder nominations may be made under the Bylaws;

•	the sum of the number of directors serving on the Board of Directors as a result of the proxy access procedures, plus the number of directors to be included in the Company’s proxy materials for the next annual meeting pursuant to the proxy access procedures may not exceed 25% of the total number of directors that constitute the whole Board; and

•	certain other conditions as set forth in the Bylaws.

The Nominating and Governance Committee and the Board of Directors have determined, and the terms of the Agreement with Starboard provides, that we shall nominate Messrs. Greenwell and Murdy to serve on the Board of Directors at the 2014 annual meeting. In addition, the Nominating and Governance Committee and the Board of Directors have determined, and the terms of the Agreements with each of Starboard and Engine provide, that Mr. Richard S. Sanders, Jr. shall be elected to the Board of Directors, effective as of the 2014 Annual Meeting, to fill the vacancy created by Mr. Shelley’s retirement effective as of the 2014 annual meeting.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are Messrs. Burtch (Chairman), Benham, Perry and Shelley. Bernard Ille was a member of the Audit Committee until his resignation on October 14, 2013. Mr. Perry was named to the Audit Committee on January 23, 2013, and Mr. Benham was named to the Audit Committee on October 31, 2013. Effective as of the 2014 annual meeting, Messrs. Perry and Shelley will retire from the Board of Directors. As soon as practical following the 2014 Annual Meeting of Stockholders, pursuant to the Agreement with Starboard, Mr. Greenwell will be appointed to the Audit Committee, and the Board of Directors will appoint an independent member to the Audit Committee to fill the remaining vacancy. The Board has determined that each member of the Audit Committee is independent, as defined in the listing standards of the NYSE as of our fiscal year end, December 31, 2013. During 2013, the Audit Committee held five meetings.

The Audit Committee assists the Board of Directors in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. In carrying out these purposes, the Audit Committee, among other things:

•	appoints, evaluates, and approves the compensation of, our independent registered public accounting firm;

•	pre-approves all auditing services and permitted non-audit services;

•	annually considers the qualifications and independence of the independent registered public accounting firm;

•	reviews recommendations of independent registered public accounting firm concerning our accounting principles, internal controls and accounting procedures and practices;

•	provides oversight of the internal audit function;

•	reviews and approves the scope of the annual audit;

•	reviews and discusses with management and the independent registered public accounting firm the audited financial statements;

•	reviews and discusses with management and the independent registered public accounting firm the unaudited quarterly financial statements; and

•	performs such other duties as set forth in the Audit Committee Charter.

Audit Committee Financial Expert

While the Board of Directors endorses the effectiveness of our Audit Committee, its membership does not presently include a director that qualifies for designation as an “audit committee financial expert.” However, each of the current members of the Audit Committee is financially literate and able to read and understand fundamental financial statements and at least one of its members has financial management expertise. The Board of Directors believes that the background and experience of each member of the Audit Committee is sufficient to fulfill the duties of the Audit Committee. For these reasons, although members of our Audit Committee are not professionally engaged in the practice of accounting or auditing, our Board of Directors has concluded that the ability of our Audit Committee to perform its duties is not impaired by the absence of an “audit committee financial expert.”

Audit Committee Report

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed:

•	the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, practices and judgments;

•	the reasonableness of significant judgments; and the clarity of disclosures in the financial statements;

•	the integrity of the Company’s financial reporting processes and controls; and

•	the selection and evaluation of the independent registered public accounting firm, including the review of all relationships between the independent registered accounting firm and the Company.

The Audit Committee reviewed and discussed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61, as amended). In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and us, and has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal control, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC. The Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for 2014.

Members of the Audit Committee

Charles A. Burtch (Chairman)

Ronald V. Perry

John A. Shelley

Webster L. Benham

Notwithstanding anything to the contrary set forth in our filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference previous or future filings, including this proxy statement, in whole or in part, the foregoing report of the Audit Committee and any statements regarding the independence of the Audit Committee members shall not be incorporated by reference into any such filings.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2013 and 2012, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years, services relating to the issuance of our 7.75% Senior Secured Notes due 2019, and for review of SEC-related documents for those fiscal years were approximately $1,665,000 and $1,472,000, respectively.

Audit-Related Fees

Ernst & Young LLP billed us $30,345 and $159,750 during 2013 and 2012, respectively, for audit-related services, which included services relating to an acquisition of working interests in natural gas properties and benefit plan audits.

Tax Fees

Ernst & Young LLP billed us $942,628 and $575,300 during 2013 and 2012, respectively, for tax services, which included tax return review and preparation, tax consultations and planning, including services relating to the current examination by the IRS and certain state tax authorities for the tax years 2007-2010 and the acquisition of working interests in natural gas properties.

All Other Fees

We did not engage our accountants to provide any other services for the fiscal years ended December 31, 2013 and 2012.

Engagement of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for approving all engagements with Ernst & Young LLP to perform audit or non-audit services for us prior to us engaging Ernst & Young LLP to provide those services. All of the services under the headings Audit Related, Tax Services, and All Other Fees were approved by the Audit Committee in accordance with paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X of the Exchange Act. The Audit Committee of our Board of Directors has considered whether Ernst & Young LLP’s provision of the services described above for the fiscal years ended December 31, 2013 and 2012 is compatible with maintaining its independence.

Audit Committee’s Pre-Approval Policies and Procedures

All audit and non-audit services that may be provided to us by our principal accountant, Ernst & Young LLP, require pre-approval by the Audit Committee. Further, Ernst & Young LLP shall not provide to us those services specifically prohibited by the SEC, including bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinion, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment adviser, or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Oversight of Risk Management

The Board oversees management’s risk management activities through a combination of processes, including credit risk, liquidity risk, and operational risk. The Board believes effective risk management will:

•	timely identify the material risks that the Company encounters,

•	communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee,

•	implement appropriate and responsive risk management strategies consistent with Company’s risk profile, and

•	integrate risk management into Company decision-making.

In addition to the Company’s formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company. The Board believes that the important risk oversight functions performed by the Audit Committee, the Disclosure Committee, the Compensation Committee, and the full Board, permits the Board to effectively perform its role in the risk oversight of the Company.

Code of Ethics

The Chief Executive Officer, the Chief Financial Officer, the principal accounting officer, and the controller of the Company and each of the our subsidiaries, or persons performing similar functions, are subject to our Code of Ethics and Statement of Policy Concerning Business Conduct. We and each of our subsidiary companies have adopted a Statement of Policy Concerning Business Conduct applicable to our employees.

Our Code of Ethics and Statement of Policy Concerning Business Conduct are available on our website at www.lsbindustries.com. We will post any amendments to these documents, as well as any waivers that are required to be disclosed pursuant to the rules of either the SEC or the NYSE, on our website (to the extent applicable to the Company’s executive officers, senior financial officers or directors).

Compensation and Stock Option Committee

We have a separately-designated Compensation Committee. The members of the Compensation Committee are Messrs. Burtch (Chairman) Shelley and Perry, each of whom is a non-employee, independent director in accordance with the rules of the NYSE. Bernard Ille was a member of the Compensation Committee until his resignation on October 14, 2013. Messrs. Perry and Shelley will retire from the Board of Directors effective as of the 2014 Annual Meeting of Stockholders. As soon as practical following the 2014 Annual Meeting of Stockholders, pursuant to the Agreement with Starboard, Mr. Murdy will be appointed to the Compensation Committee, and the Board of Directors will appoint an independent member to the Compensation Committee to fill the remaining vacancy. During 2013, the Compensation Committee held three meetings.

The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

•	establish the base salary, incentive compensation and any other compensation for our executive officers;

•	administer our management incentive and stock-based compensation plans, non-qualified death benefits, salary continuation and welfare plans, and discharge the duties imposed on the Compensation Committee by the terms of those plans; and

•	perform other functions or duties deemed appropriate by the Board.

Decisions regarding non-equity compensation of our non-executive officers and our executive officers named in the Summary Compensation Table (the “named executive officers”) other than the Chief Executive Officer, the President, and Chief Operating Officer of the Climate Control Business, are made by our Chief Executive Officer and presented for approval or modification by the Committee. Historically, the Compensation Committee has generally adopted such recommendations of the Chief Executive Officer.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of our Chief Executive Officer. Committee meetings are regularly attended by the Chief Executive Officer. At each Compensation Committee meeting, the Compensation Committee also meets in executive session without the Chief Executive Officer. The Committee may delegate authority to the Chief Executive Officer in order to fulfill certain administrative duties regarding the compensation programs.

The Compensation Committee has authority under its charter to retain, approve fees for, and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. If a compensation consultant is engaged, the Compensation Committee reviews the total fees paid to such outside consultant by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the Compensation Committee. For 2013, no compensation consultants were engaged by the Compensation Committee or by management of the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee has the authority to set the compensation of all of our officers. This Compensation Committee considers the recommendations of the Chief Executive Officer when setting the compensation of our officers. The Chief Executive Officer does not make a recommendation regarding his own salary, and does not make any recommendation as to the President’s salary. The members of the Compensation Committee are the following non-employee directors: Messrs. Burtch (Chairman), Shelley and Perry. Bernard Ille was a member of the Compensation Committee until his resignation on October 14, 2013. None of Mr. Burtch, Mr. Ille or Mr. Perry is, or ever has been, an officer or employee of the Company or any of its subsidiaries. None of our executive officers or members of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K during 2013.

Board Independence

The Board of Directors has determined that each of Messrs. Benham, Burtch, Butkin, Henry, Greenwell, Munson, Murdy, Perry, Sanders and Shelley, and Ms. Lapidus is “independent” in accordance with the current listing standards of the NYSE and that Mr. Ille was an independent director prior to his resignation on October 14, 2013.

The Board of Directors has affirmatively determined that each of Messrs. Benham, Burtch, Butkin, Greenwell, Ille, Munson, Murdy, Perry, Shelley, Sanders, and Ms. Lapidus has no material relationship with the Company whether directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Directors responded to a questionnaire asking about their relationships with us (and those of their immediate family members) and other potential conflicts of interest. The Board of Directors determined that the members of the Audit, Compensation, and Nominating Committees meet the independence tests of the NYSE and the SEC. In determining Mr. Henry’s independence, the Board of Directors considered that Jack E. Golsen was and has been a member of the Board of Trustees of Oklahoma City University (“OCU”) of which Mr. Henry is the President, and had made certain contributions to OCU. In determining Mr. Benham’s independence, the Board of Directors considered the agreements entered into between our subsidiaries and SAIC, as described under “Related Party Transactions,” after Mr. Benham retired from SAIC in January 2013.

Communication with the Board of Directors

Our Board of Directors believes that it is important for us to have a process whereby stockholders may send communications to the Board. Accordingly, stockholders and interested parties who wish to communicate with the Board of Directors, the lead director, the independent directors as a group, or a particular director may do so by sending a letter to Lead Director at 16 S. Pennsylvania Avenue, Oklahoma City, OK 73107. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder or an interested party and clearly state whether the intended recipients are all members of the Board of Directors, the lead director, the independent directors, non-management directors, or only certain specified individual directors. The lead director will make copies of all such letters and circulate them to the appropriate director or directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, officers, and beneficial owners of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission reports of holdings and changes in beneficial ownership of the Company’s stock. Based solely on a review of copies of the Forms 3, 4 and 5 and amendments thereto furnished to us with respect to 2013, or written representations that no Form 5 was required to be filed, we believe that during 2013 all our directors and officers and beneficial owners of more than 10% of the Company’s common stock filed timely their required Forms 3, 4, or 5, except that (a) Webster L. Benham failed to timely file one Form 3 which did not report any transactions and (b) each of Jack E. Golsen, Barry H. Golsen, Steven J. Golsen, Linda F. Rappaport, Golsen Family LLC and SBL, LLC failed to timely file a Form 5 for the 2012 fiscal year to report a single charitable gift made by SBL, LLC, which was reported on a Form 4 for each of the foregoing members of the Golsen Group during 2013.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

Our long-term success depends on our ability to efficiently operate our facilities, to continue to develop our product lines and technologies, and to focus on developing our product markets. To achieve these goals, it is important that we be able to attract, motivate, and retain highly talented individuals who are committed to our values and goals.

The Compensation Committee has the responsibility to establish, in consultation with management, our compensation philosophy for our senior executive officers and to implement and oversee a compensation program consistent with the philosophy. This group of senior executive officers includes the named executive officers, as well as our other executives.

A primary objective of the Compensation Committee is to ensure that the compensation paid to the senior executive officers is fair, reasonable, competitive, and provides incentives for superior performance. The Compensation Committee is responsible for approval of all decisions for the direct compensation, including the base salary and bonuses, stock options and other benefit programs for our senior executive officers, including the named executive officers.

In general, the day-to-day administration of savings, health and welfare plans and policies are handled by a team of our legal and finance department employees. The Compensation Committee (or Board) remains responsible for key policy changes outside of the day-to-day requirements necessary to maintain these plans and policies.

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program rewards the executive’s achievements and contribution towards the Company achieving its long-term strategic goals. However, the Compensation Committee does not believe that executive compensation should be tied to specific numeric or formulaic financial goals or only to stock price performance. The Compensation Committee recognizes that, given the volatility of the markets in which we do business, general economic conditions, and numerous other factors, our financial performance for a particular period may or may not be an accurate measurement of our senior executive officers’ performance.

The Compensation Committee values both personal contribution and teamwork as factors to be rewarded. The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain highly talented employees in key positions, with the goal of ensuring that compensation to our senior executive officers remains competitive while considering the internal pay ratios among executives and other key employees. The Compensation Committee believes that executive compensation packages should include cash and bonus compensation, as well as other benefit programs to encourage senior executive officers to remain with the Company and have interests aligned with those of the Company. As a result, the Compensation Committee reviews the number of stock options exercised by senior executive officers during recent periods, if any, as well as stock options currently held by the senior executive officers. This analysis enables the Compensation Committee to determine whether the grant of additional stock-based compensation may be advisable to ensure that our senior executive officers’ long term interests are aligned with those of the Company. Based on the foregoing, the Compensation Committee focuses on the following criteria when developing our executive compensation program:

•	Compensation should be based on the level of job responsibility, executive performance, and our performance;

•	Compensation should enable us to attract and retain key talent;

•	Compensation should be competitive with compensation offered by other companies that compete with us for talented individuals in our geographic area;

•	Compensation should reward performance;

•	Compensation should motivate executives to achieve our strategic and operational goals; and

•	Executive compensation should be reasonable when compared to the average compensation of our other employees.

EXECUTIVE SUMMARY

Setting Executive Compensation

The Compensation Committee sets annual cash and non-cash executive compensation to reward the named executive officers for achievement and to motivate the named executive officers to achieve long-term business objectives. The Compensation Committee is unable to use direct comparisons to a peer group in determining the compensation package because of the diverse nature of our lines of business. The Compensation Committee reviewed some generally available national and regional compensation information for companies of our size. This information was used to determine whether our compensation amounts are within the range of similarly sized companies. The Compensation Committee considered base salary and current bonus awards in determining overall compensation. The Compensation Committee does not have a policy allocating long term and currently paid compensation, but does consider stock options to be long-term compensation. The Compensation Committee also considered the allocation between cash and non-cash compensation amounts, but does not have a specific formula or required allocation between such compensation amounts. Instead, such amounts are taken into account as part of the overall compensation determination. The Compensation Committee compares the Chief Executive Officer’s total compensation to the total compensation of our other named executive officers. However, the Compensation Committee has not established a target ratio between total compensation of the Chief Executive Officer and the median total compensation level for the next lower tier of management. The Compensation Committee also considers internal pay equity among the named executive officers and in relation to next lower tier of management and average compensation of all employees in order to maintain compensation levels that are consistent with the individual contributions and responsibilities of those executive officers. The Compensation Committee does not consider amounts payable under severance agreements when setting the annual compensation of the named executive officers. Although the Compensation Committee has not engaged outside consultants to assist in conducting its annual review of the total compensation program, it may do so in the future.

Consideration of Stockholder Say-On-Pay Advisory Vote

At our annual meeting of stockholders held in May 2013, our stockholders voted, on a non-binding, advisory basis, on the compensation of our named executive officers for 2012. A substantial majority (more than 93%) of the total votes cast on our say-on-pay proposal at that meeting approved the compensation of our named officers for 2012 on a non-binding, advisory basis. The Compensation Committee and the Board believes that this affirms our stockholders’ support of our approach to executive compensation, and, accordingly, the Compensation Committee did not materially change its approach to executive compensation in 2013 in connection with the say-on-pay proposal. The Compensation Committee expects to consider the results of future stockholder say-on-pay advisory votes when making future compensation decisions for our named executive officers. We will hold an advisory vote on the compensation of named executive officers at our 2014 annual meeting of stockholders.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer annually reviews the performance of each of our named executive officers (other than the Chief Executive Officer, the President and the Chief Operating Officer of the Climate Control Business) and presents to the Compensation Committee recommendations with respect to salary, bonuses and other benefit items. The Compensation Committee considers such recommendations in light of the Compensation Committee’s philosophy and objectives and exercises its discretion in accepting or modifying the recommended compensation. Historically, the Compensation Committee has generally adopted the recommended compensation. In determining compensation for the Chief Executive Officer, the President and the Chief Operating Officer of the Climate Control Business, the Compensation Committee reviews the responsibilities and performance of each of them. Such review includes interviewing these officers and consideration of the Compensation Committee’s observations of these officers during the applicable year.

2013 Executive Compensation Components

For the fiscal year ended December 31, 2013, the principal components of compensation for the named executive officers were:

•	base salary;

•	cash bonus;

•	death benefit and salary continuation plans; and

•	perquisites and other personal benefits.

The Compensation Committee did not award equity-based compensation, such as stock options, to the named executive officers in 2013. As discussed below, the Compensation Committee awarded salary increases and bonuses to the named executive officers for 2013. Those awards were considered sufficient to provide competitively based incentives to our executives to advance company performance, without granting equity based compensation as well. The Committee’s assessment was that the named executive officers in 2013 continued to maintain a sufficient ownership interest in the Company to provide alignment with the Company’s long-term interests. We do not benchmark the amount of total compensation or any material element of compensation.

Base Salary

We provide the named executive officers and other senior executive officers with base salary to compensate them for services rendered during the year. We do not have a defined benefit or qualified retirement plan for our executives. This factor is considered when setting the base compensation for senior executive officers since it is expected that senior executive officers will take responsibility for their individual retirement plan arrangements.

Base salaries are determined for the named executive officers in the discretion of the Compensation Committee based upon the recommendations of the Chief Executive Officer’s assessment of the executive’s compensation, both individually and relative to the other senior executive officers, and based upon an assessment of the individual performance of the executive during the preceding year. In determining the base salary for the Chief Executive Officer, the President and the Chief Operating Officer of the Climate Control Business, the Compensation Committee exercises its judgment based on its observations of such senior executive officers and the Compensation Committee’s assessment of such officers’ contribution to the Company’s performance and other leadership achievements. Although the Compensation Committee does not use specific performance targets to set base salaries or bonuses, the Compensation Committee awarded salary increases in 2013 based on the above criteria and with consideration of the overall improved financial performance of the Company during challenging economic conditions.

Cash Bonuses

The Compensation Committee, which is composed of independent directors, may award cash bonuses to the named executive officers to reward outstanding performance. No bonus is guaranteed, and there is no defined range of bonus amounts that the Compensation Committee may award. Based on the assessments and recommendations described below, the Compensation Committee awarded bonuses to the managers and executive officers in 2013.

Bonus awards are made at the Compensation Committee’s discretion based upon an assessment of an individual’s overall contribution to the Company. This assessment includes a subjective analysis of the achievement of an individual’s goals for their areas of responsibility, the individual’s contribution to the achievement of our priorities and strategic plans, and the individual’s material accomplishments during the year. In considering an individual’s overall contribution to the Company, the Compensation Committee will account for the individual’s level of experience relevant to the Company’s businesses, the individual’s tenure with the Company, and the individual’s level of responsibility. The assessment is a subjective evaluation of accomplishment and contribution to the Company and is not based on the achievement of specific performance metrics. Our CEO, Jack E. Golsen, provides the Compensation Committee with his assessment of the contributions to the Company during the applicable year by our named executive officers other than for himself, Barry H. Golsen, our President, and Steven J. Golsen, our Chief Operating Officer for our Climate Control Business, for purposes of determining bonus compensation for such year. The Compensation Committee discusses such recommendations with the CEO, and in the past has generally accepted such recommendations as to bonuses. With respect to bonus awards for Jack E. Golsen, Barry H. Golsen and Steven J. Golsen, the Compensation Committee assesses the overall contribution of each of them based on the interaction with each of them, review of the matters that are presented to the Board of Directors for consideration or discussion, and interviews with other senior executive officers.

In assessing the overall contribution of Jack E. Golsen to the Company for purposes of bonus compensation, the Compensation Committee considered Mr. Golsen’s management of the Company through challenges resulting from downtime at certain of our chemical facilities, the successful sale of $425 million of our 7.75% Senior Secured Notes due 2019, the profitability of the Company, the retention and development of our executive team, his development of key business relationships for the Company, and his efforts in developing strategies for the Company’s future revenue and market growth. Mr. Golsen’s level of responsibility and the effectiveness of his leadership were also considered in the assessment of his overall contribution to the Company during 2013. In addition, the Compensation Committee considered and complied with the terms of Mr. Golsen’s Employment Agreement with the Company.

The assessment of Tony M. Shelby’s overall contribution to the Company for purposes of bonus compensation included an evaluation of the complexity of Mr. Shelby’s responsibilities as our chief financial officer, his leadership in the management of the Company’s financial resources, the successful sale of $425 million of our 7.75% Senior Secured Notes due 2019, his efforts in developing strategies for the Company’s future revenue growth, his accomplishments in negotiating important commercial contracts, his development of key business relationships for the Company, and his continued commitment to enhancing our internal audit function and improving its finance processes.

The assessment of Barry H. Golsen’s overall contribution to the Company for purposes of determining his bonus compensation included his leadership of the Company and our climate control and chemical businesses, profitability of the Company for 2013, challenges resulting from downtime at certain of our chemical facilities, the successful sale of $425 million of our 7.75% Senior Secured Notes due 2019, his retention and development of our management, his accomplishments in developing improved investor and stockholder communication, and his efforts in developing the Company’s future market growth.

The assessment of Steven J. Golsen’s overall contribution to the Company for purposes of determining his bonus compensation included his leadership of our climate control business and machine tool and specialized engineering business, profitability of the Company for 2013, his recruitment, retention and development of our management, and his involvement in developing plans for the Company’s future growth.

The assessment of David R. Goss’ overall contribution to the Company for purposes of bonus compensation included an evaluation of the complexity of Mr. Goss’ responsibilities as our executive vice president of operations, challenges resulting from downtime at certain of our chemical facilities, his management and development of our chemical and climate control businesses, and his management of our resources with a view to their most productive and efficient uses.

The assessment of David M. Shear’s overall contribution to the Company for purposes of bonus compensation included an evaluation of the complexity of Mr. Shear’s responsibilities as our general counsel, the effectiveness of his oversight of our legal department, his management of litigation, insurance and corporate matters, his accomplishments in negotiating important commercial contracts, the utility of his communications with our Board of Directors and executive officers, and his contributions to the oversight of the our corporate governance and compliance functions.

Death Benefit and Salary Continuation Plans

We sponsor non-qualified arrangements to provide a death benefit to the designated beneficiary of certain key employees (including certain of the named executive officers) in the event of such executive’s death (the “Death Benefit Plans”). We also have a non-qualified arrangement with certain of our key employees (including certain of the named executive officers) to provide compensation to such individuals in the event that they are employed by the Company at age 65 (the “Salary Continuation Plans”).

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2013, are discussed in footnote (1) and included in column (i) of the “Summary Compensation Table.”

The Compensation Committee believes that the Death Benefit and Salary Continuation Plans are significant factors in:

•	enabling the Company to retain its named executive officers;

•	encouraging our named executive officers to render outstanding service; and

•	maintaining competitive levels of total compensation.

Severance Agreements

We have entered into change of control severance agreements with certain key employees, including the named executive officers. The severance agreements are designed to promote stability and continuity of senior management. The severance agreements provide generally that if an executive officer who is a party to a severance agreement is terminated, other than for cause, within 24 months after the occurrence of a change-in-control of the Company or the executive officer terminates his employment for good reason following a change in control, we must pay the executive officer an amount equal to 2.9 times the officer’s average annual gross salary for the last five years preceding the change in control. The Compensation Committee believes that the severance agreements are an important element in retaining our senior management. These severance agreements are described under “Severance Agreements” below. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change-In-Control.”

Perquisites and Other Personal Benefits

We and the Compensation Committee believe that perquisites are necessary and appropriate parts of total compensation that contribute to our ability to attract and retain superior executives. Accordingly, we and the Compensation Committee provided our named executive officers and certain other executive officers a limited number of perquisites that are reasonable and consistent with our overall compensation program.

We currently provide the named executive officers with the use of our automobiles, provide cell phones that are used primarily for business purposes, and pay the country club dues for certain of the executive officers. The executive officers are expected to use the country club in large part for business purposes.

The Compensation Committee periodically reviews the levels of perquisites provided to the named executive officers to determine whether such perquisites are consistent with our compensation policies.

Employment Agreement

We have no employment agreements with our named executive officers, except with Jack E. Golsen, our Chief Executive Officer. The terms of Mr. Golsen’s employment agreement are described below under “Employment Agreement.” We believe that Mr. Golsen’s employment agreement promotes stability in our senior management and encourages Mr. Golsen to provide superior service to us. The current term of the Employment Agreement expires March 21, 2017, but will automatically renew for one additional three-year period, unless earlier terminated by either party with one year’s notice.

Ownership Guidelines

We have not established any guidelines which require our executive officers or directors to acquire and hold our common stock. However, our named executive officers have historically acquired and maintained a significant ownership position in our common stock.

Tax and Accounting Implications

Deductibility of Executive Compensation - Section 162(m) of the Internal Revenue Code, provides that we may not deduct compensation of more than $1,000,000 of employee remuneration for named executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit when specified requirements are met. Our compensation deduction was not limited by Section 162(m) in 2013, 2012 and 2011.

Accounting for Stock-Based Compensation - We account for stock-based payments, including our incentive and nonqualified stock options, in accordance with U.S. generally accepted accounting principles.

Compensation and Stock Option Committee Report

Our Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation and Stock Option Committee recommended to the Board that the Compensation Discussion and Analysis be included herein.

Submitted by the Compensation and Stock Option Committee of the Company’s Board of Directors.

Charles A. Burtch, Chairman

Ronald V. Perry

John A. Shelley

The following table summarizes the total compensation paid or earned by each of the named executive officers for each of the three fiscal years in the period ended December 31, 2013.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Jack E Golsen, Chairman of the Board of Directors and Chief Executive Officer
	2013	800,000	150,000	—	—	—	—	265,337	1,215,337
	2012	830,954	200,000	—	—	—	—	225,479	1,256,433
	2011	703,500	200,000	—	—	—	—	213,869	1,117,369
Tony M. Shelby, Executive Vice President of Finance and Chief Financial Officer
	2013	305,769	150,000	—	—	—	—	14,617	470,386
	2012	300,000	200,000	—	—	—	—	17,310	517,310
	2011	287,115	100,000	—	—	—	—	16,932	404,047
Barry H. Golsen, Vice Chairman of the Board of Directors, and President	2013	650,600	150,000	—	—	—	—	9,436	810,036
	2012	627,523	200,000	—	—	—	—	39,092	866,615
	2011	574,831	200,000	—	—	—	—	34,311	809,142
Steven J. Golsen, Chief Operating Officer of the Climate Control Business	2013	425,000	112,000	—	—	—	—	7,000	544,000
	2012	408,846	150,000	—	—	—	—	36,624	595,470
	2011	369,385	150,000	—	—	—	—	30,211	549,596
David R. Goss, Executive Vice President of Operations	2013	305,981	150,000	—	—	—	—	8,344	464,325
	2012	300,500	200,000	—	—	—	—	10,254	510,754
	2011	285,039	100,000	—	—	—	—	8,569	393,608
David M. Shear, Senior Vice President and General Counsel	2013	305,769	140,000	—	—	—	—	3,206	448,975
	2012	300,000	125,000	—	—	—	—	26,357	451,357
	2011	287,116	100,000	—	—	—	—	20,837	407,953

(1)	We have death benefit agreements with certain named executive officers, as described below under “1981 Agreements” and “2005 Agreement”. Compensation reported for the death benefits under these agreements is the greater of:

•	the expense incurred for our accrued death benefit liability; or

•	the pro rata portion of life insurance premium expense to fund the undiscounted death benefit.

Amounts accrued under these agreements are not paid until the death of the named executive officer.

We have separate death benefit and salary continuation agreements with certain named executive officer. As discussed below under “1992 Agreements”, these agreements provide a death benefit until the employee reaches age 65 and benefits for life commencing when the employee reaches age 65. Compensation reported for these benefits is the greater of:

•	the expense incurred associated with our accrued benefit liability or

•	the pro rata portion of life insurance premium expense to fund the undiscounted death benefit.

The amounts set forth under “All Other Compensation” are comprised of the compensation expense relating to the 1981 Agreements, 1992 Agreements, and 2005 Agreement, as described herein, and perquisites for 2013, as follows:

	1981	1992	2005
	Agreements	Agreements	Agreement	Other (A)	Total
Jack E. Golsen	$108,233	$—	$154,618	$2,486	$265,337
Tony M. Shelby	$2,815	$—	$—	$11,802	$14,617
Barry H. Golsen	$1,893	$521	$—	$7,022	$9,436
Steven J. Golsen	$512	$288	$—	$6,200	$7,000
David R. Goss	$3,516	$—	$—	$4,828	$8,344
David M. Shear	$—	$—	$—	$3,206	$3,206

(A)	Amount relates primarily to the personal use of automobiles, cell phones and country club dues.

Employment Agreement

We have an employment agreement with Jack E. Golsen, which requires the Company to employ Mr. Golsen as an executive officer of the Company. The current term of the employment agreement expires March 21, 2017, but will be automatically renewed for one additional three-year period, unless terminated by either party by written notice at least one year prior to the expiration of the then current term. Under the terms of the employment agreement, Mr. Golsen shall:

•	be paid an annual base salary at his 1995 base rate, as adjusted from time to time by the Compensation Committee, but such shall never be adjusted to an amount less than Mr. Golsen’s 1995 base salary,

•	be paid an annual bonus in an amount as determined by the Compensation Committee, and

•	receive from the Company certain other fringe benefits (vacation; health and disability insurance).

The employment agreement provides that Mr. Golsen’s employment may not be terminated, except:

•	upon conviction of a felony involving moral turpitude after all appeals have been exhausted (“Conviction”),

•	Mr. Golsen’s serious, willful, gross misconduct or willful, gross negligence of duties resulting in material damage to the Company, taken as a whole, unless Mr. Golsen believed, in good faith, that such action or failure to act was in our best interest (“Misconduct”), and

•	Mr. Golsen’s death.

However, no termination for a Conviction or Misconduct may occur unless and until the Company has delivered to Mr. Golsen a resolution duly adopted by an affirmative vote of three-fourths of the entire membership of the Board of Directors at a meeting called for such purpose after reasonable notice given to Mr. Golsen finding, in good faith, that Mr. Golsen violated such item.

The employment agreement provides that, if Mr. Golsen’s employment is terminated for reasons other than due to a Conviction or Misconduct, then we shall pay to Mr. Golsen:

•	a cash payment on the date of termination, equal to the amount of Mr. Golsen’s annual base salary at the time of such termination and the amount of the last bonus paid to Mr. Golsen prior to such termination times the number of years remaining under the then current term of the employment agreement, and

•	provide to Mr. Golsen all of the fringe benefits that the Company was obligated to provide during his employment under the employment agreement for the remainder of the term of the employment agreement.

If there is a change in control (as defined in the severance agreement between Mr. Golsen and the Company as discussed below under “Severance Agreements”) and within 24 months after such change in control Mr. Golsen is terminated, other than for Cause (as defined in the severance agreement), then in such event, the severance agreement between Mr. Golsen and the Company shall be controlling.

In the event Mr. Golsen becomes disabled and is not able to perform his duties under the employment agreement as a result if the disability for a period of 12 consecutive months within any two-year period, we will pay Mr. Golsen his full salary for the remainder of the term of the employment agreement and thereafter 60% of such salary until Mr. Golsen’s death.

1981 Agreements

During 1981, we entered into individual death benefit agreements (the “1981 Agreements”) with certain key employees (including certain of the named executive officers). The designated beneficiary of each named executive officer will receive a monthly benefit for a period of 10 years if the officer dies while in the employment of the Company. The 1981 Agreements, as amended, provide that we may terminate the agreement as to any officer at any time prior to the officer’s death. We have purchased life insurance on the life of each officer covered under the 1981 Agreements to provide a source of funds for our obligations under the 1981 Agreements. We are the owner and sole beneficiary of each of the insurance policies and the proceeds are payable to the Company upon the death of the officer. The following table sets forth the amounts of annual benefits payable to the designated beneficiary or beneficiaries of the named executive officer’s under the 1981 Agreements.

Amount of Annual
Name of Individual	Payment
Jack E. Golsen	$175,000
Tony M. Shelby	$35,000
Barry H. Golsen	$30,000
Steven J. Golsen	$19,000
David R. Goss	$35,000
David M. Shear	N/A

1992 Agreements

During 1992, we entered into individual benefit agreements with certain of our key employees (including certain of the named executive officers) to provide compensation to such individuals in the event that they are employed by the Company at age 65 (the “1992 Agreements”). Each officer that has entered into a 1992 Agreement is eligible to receive a designated benefit (“Benefit”) as set forth in the 1992 Agreements, as amended. The officer will receive the Benefit beginning at the age 65 for the remainder of the officer’s life. If prior to attaining the age 65, the officer dies while in the employment of the Company, the designated beneficiary of the officer will receive a monthly benefit (“Death Benefit”) for a period of 10 years. The 1992 Agreements provide that we may terminate the agreement as to any officer at any time and for any reason prior to the death of the officer. We have purchased insurance on the life of each officer covered under the 1992 Agreements. We are the owner and sole beneficiary of each insurance policy, and the proceeds are payable to the Company to provide a source of funds for our obligations under the 1992 Agreements. Under the terms of the 1992 Agreements, if the officer becomes incapacitated prior to retirement or prior to reaching age 65, the officer may request us to cash-in any life insurance on the life of such officer purchased to fund our obligations under the 1992 Agreements. Jack E. Golsen does not participate in the 1992 Agreements.

The following table sets forth the amounts of annual benefits payable to the named executive officers under the 1992 Agreements at December 31, 2013.

		Amount of
	Amount of	Annual Death
Name of Individual	Annual Benefit	Benefit
Jack E. Golsen	N/A	N/A
Tony M. Shelby	$15,605	N/A
Barry H. Golsen	$17,480	$11,596
Steven J. Golsen	$17,545	$10,690
David R. Goss	$17,403	N/A
David M. Shear	$17,822	$7,957

2005 Agreement

During 2005, we entered into a death benefit agreement (“2005 Agreement”) with Jack E. Golsen. This agreement replaced existing benefits that were payable to Mr. Golsen. The 2005 Agreement provides that, upon Mr. Golsen’s death, we will pay to Mr. Golsen’s family or designated beneficiary $2.5 million to be funded from the net proceeds received by us under certain life insurance policies on Mr. Golsen’s life that were purchased and are owned by the Company. The 2005 Agreement requires that we are obligated to keep in existence no less than $2.5 million of the stated death benefit. The life insurance policies in force provide an aggregate stated death benefit of $7.0 million to the Company, as beneficiary.

Life Insurance Policies

As discussed above under the 1981 Agreements, 1992 Agreements and 2005 Agreements, we maintain life insurance on the life of each named executive officer to provide a source of funds for our obligations under these agreements. The following table sets forth the total face value of life insurance policies in force for each named executive officer and the net cash surrender value of the life insurance policies at December 31, 2013.

Name of Individual	Total Face Value of Life Insurance Policies	Amount of Net Cash Surrender Value
Jack E. Golsen	$7,000,000	$1,288,242
Tony M. Shelby	$788,049	$42,985
Barry H. Golsen	$4,115,016	$625,244
Steven J. Golsen	$871,127	$44,432
David R. Goss	$1,334,372	$367,621
David M. Shear	$450,000	$14,442

401(k) Plan

We maintain The Savings Incentive Plan for LSB Industries, Inc. and Designated Subsidiaries (the “401(k) Plan”) for qualifying employees (including the named executive officers) of the Company. As relating to the named executive officers, the 401(k) Plan is funded by the officer’s contributions. We make no contributions to the 401(k) Plan for any of the named executive officers. The amount that an officer may contribute to the 401(k) Plan equals a certain percentage of the employee’s compensation, with the percentage based on the officer’s income and certain other criteria as required under Section 401(k) of the Internal Revenue Code. We deduct the amounts contributed to the 401(k) Plan from the officer’s compensation each pay period, in accordance with the officer’s instructions, and pay the amount into the 401(k) Plan pursuant to the officer’s election. The salary and bonus set forth in the Summary Compensation Table above include any amounts contributed by the named executive officers during the 2013, 2012 and 2011 fiscal years pursuant to the 401(k) Plan.

Outstanding Equity Awards At December 31, 2013

At December 31, 2013, none of the named executive officers had any vested or unvested outstanding equity awards. In addition, none of the named executive officers exercised stock option awards and no stock option awards vested in 2013.

Severance Agreements

We have entered into severance agreements, as amended, with each of the named executive officers. Each severance agreement provides that if, within 24 months after the occurrence of a change in control (as defined) of the Company, we terminate the officer’s employment other than for cause (as defined), or the officer terminates his employment for good reason (as defined), we must pay the officer an amount equal to 2.9 times the officer’s base amount (as defined). The term “base amount” means the average annual gross compensation paid by the Company to the officer and includable in the officer’s gross income during the most recent five-year period immediately preceding the change in control. If the officer has been employed by the Company for less than five years, the base amount is calculated with respect to the most recent number of taxable years ending before the change in control that the officer worked for the Company.

The severance agreements provide that a “change in control” means a change in control of the Company of a nature that would require the filing of a Form 8-K with the SEC and, in any event, would mean when:

•	any individual, firm, corporation, entity, or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Company’s outstanding voting securities having the right to vote for the election of directors, except acquisitions by:

•	any person, firm, corporation, entity, or group which, as of the date of the severance agreement, has that ownership, or

•	Jack E. Golsen, his children and the spouses of his children; his estate; executor or administrator of any estate, guardian or custodian for Jack E. Golsen, his children, or the spouses of his children, any corporation, trust, partnership, or other entity of which Jack E. Golsen, his children, or the spouses of his children own at least 80% of the outstanding beneficial voting or equity interests, directly or indirectly, either by any one or more of the above-described persons, entities, or estates; and certain affiliates and associates of any of the above-described persons, entities, or estates;

•	individuals who, as of the date of the severance agreement, constitute our Board of Directors (the “Incumbent Board”) and who cease for any reason to constitute a majority of the Board of Directors except that any person becoming a director subsequent to the date of the severance agreement, whose election or nomination for election is approved by a majority of the Incumbent Board (with certain limited exceptions), will constitute a member of the Incumbent Board; or

•	the sale by the Company of all or substantially all of its assets.

Except for the severance agreement with Jack E. Golsen, the termination of an officer’s employment with the Company “for cause” means termination because of:

•	the mental or physical disability from performing the officer’s duties for a period of 120 consecutive days or one hundred eighty days (even though not consecutive) within a 360 day period;

•	the conviction of a felony;

•	the embezzlement by the officer of our assets resulting in substantial personal enrichment of the officer at the expense of the Company; or

•	the willful failure (when not mentally or physically disabled) to follow a direct written order from our Board of Directors within the reasonable scope of the officer’s duties performed during the 60 day period prior to the change in control.

The definition of “Cause” contained in the severance agreement with Jack E. Golsen means termination because of:

•	the conviction of Mr. Golsen of a felony involving moral turpitude after all appeals have been completed; or

•	if due to Mr. Golsen’s serious, willful, gross misconduct or willful, gross neglect of his duties has resulted in material damages to the Company, taken as a whole, provided that:

•	no action or failure to act by Mr. Golsen will constitute a reason for termination if he believed, in good faith, that such action or failure to act was in our best interest, and

•	failure of Mr. Golsen to perform his duties hereunder due to disability shall not be considered willful, gross misconduct or willful, gross negligence of his duties for any purpose.

The termination of an officer’s employment with the Company for “good reason” means termination because of:

•	the assignment to the officer of duties inconsistent with the officer’s position, authority, duties, or responsibilities during the 60 day period immediately preceding the change in control of the Company or any other action which results in the diminishment of those duties, position, authority, or responsibilities;

•	the relocation of the officer;

•	any purported termination by the Company of the officer’s employment with us otherwise than as permitted by the severance agreement; or

•	in the event of a change in control of the Company, the failure of the successor or parent company to agree, in form and substance satisfactory to the officer, to assume (as to a successor) or guarantee (as to a parent) the severance agreement as if no change in control had occurred.

Except for the severance agreement with Jack E. Golsen, each severance agreement expires on the earlier of: (a) three years after the date of the severance agreement, or (b) the date of retirement from the Company; however, beginning on the first anniversary of the severance agreement and on each annual anniversary thereafter, the term of the severance agreement automatically extends for an additional one-year period, unless we give notice otherwise at least 60 days prior to the anniversary date. The severance agreement with Jack E. Golsen is effective for a period of three years from the date of the severance agreement; except that, commencing on the date one year after the date of such severance agreement and on each anniversary thereafter, the term of such severance agreement shall be automatically extended so as to terminate three years from such renewal date, unless we give notices otherwise at least one year prior to the renewal date.

Potential Payments Upon Termination or Change-In-Control

The following table reflects the total amount that we would have been required to pay to each of the named executive officers under the applicable agreement if the respective trigger event had occurred on December 31, 2013.

Severance Pay Trigger Event*

				Involuntary	Voluntary
		Involuntary		Other Than	For Good
		Other Than	Involuntary	For Cause	Reason
Name and Executive Benefit	Voluntary	For Cause	For Cause	Termination -	Termination -	Disability/In
and Payments Upon	Termination	Termination	Termination	Change of	Change of	capacitation
Separation	($)	($)	($)	Control ($)	Control ($)	($)	Death ($)
Jack E Golsen: (1)(2)(5)
Salary	—	200,000	—	2,607,748	2,607,748	2,528,000	—
Bonus	—	37,500	—	—	—	—	—
Death Benefits	—	—	—	—	—	—	4,250,000
Other	—	63,329	—	—	—	—	63,329
Tony M. Shelby: (2)(3)(4)
Salary	—	—	—	1,254,712	1,254,712	—	—
Death Benefits	—	—	—	—	—	—	350,000
Other	196,392	—	—	—	—	—	—
Barry H. Golsen: (2)(3)(4)
Salary	—	—	—	2,236,182	2,236,182	—	—
Death Benefits	—	—	—	—	—	—	415,962
Steven J. Golsen: (2)(3)(4)
Salary	—	—	—	1,517,776	1,517,776	—	—
Death Benefits	—	—	—	—	—	—	296,903
David R. Goss: (2)(3)(4)
Salary	—	—	—	1,217,768	1,217,768	—	—
Death Benefits	—	—	—	—	—	—	350,000
Other	207,999	—	—	—	—	—	—
David M. Shear: (2)(4)
Salary	—	—	—	1,164,906	1,164,906	—	—
Death Benefits	—	—	—	—	—	—	79,567

*	The terms of payment of the amounts set forth in this table are described in the agreements referenced in the footnotes to this table.
(1)	See “Employment Agreement” above for a description of the terms of Mr. Golsen’s employment agreement.
(2)	See “Severance Agreements” above for a description of the terms of our severance agreements.
(3)	See “1981 Agreements” above for a discussion of the terms of our death benefit agreements.
(4)	See “1992 Agreements” above for a description of the terms of our retention and death benefit agreements.
(5)	See “2005 Agreement” above for a description of the terms of Mr. Golsen’s death benefit agreement.

Our Compensation Policies May Discourage Other Parties From Attempting to Acquire Us

We have entered into severance agreements with our executive officers and some of the executive officers of our subsidiaries that provide, among other things, that if, within a specified period of time after the occurrence of a change in control of our Company, these officers are terminated, other than for cause, or the officer terminates his employment for good reason, we must pay such officer an amount equal to 2.9 times the officer’s average annual gross salary for the last five years preceding the change in control. See “Severance Agreements” and “Employment Agreement,” above. These agreements may discourage a third party tender offer, proxy contest, or other attempts to acquire control of us and could have the effect of making it more difficult to remove incumbent management.

Compensation Risk Assessment

We determined that our compensation policies do not create risks that are reasonably likely to have a material adverse effect on us. This conclusion was based on the assessment performed by us, with input from our executive management and our legal counsel. Our assessment included consideration of Item 402(s) of Regulation S-K as discussed between our management and our legal counsel. In conducting the compensation risk assessment, numerous factors were considered, including:

•	we do not offer significant short-term incentives that would reasonably be considered as motivating high-risk investments or other conduct that is not consistent with the long term goals of the Company;

•	the mix between short-term and long-term compensation, which is discussed in the Compensation Discussion and Analysis above;

•	the type of equity awards granted to employees and level of equity and equity award holdings; and

•	the historical emphasis on long term growth and profitability, over short term gains.

Equity Compensation Plan Information

The following table sets forth the information as of December 31, 2013, with respect to our equity compensation plans.

Equity Compensation Plan Information
Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding	securities reflected in
	warrants and rights	options, warrants	column (a))
Plan Category	(a)	and rights (b)	(c)
Equity compensation plans approved by stockholders	599,630	$18.57	652,130
Equity compensation plan not approved by stockholders	—	—	—

Total	599,630	$18.57	652,130

Compensation of Directors

In 2013, we compensated our non-employee directors for their services as directors on our Board. Directors who are employees of the Company receive no compensation for their services as directors.

The following table summarizes the compensation paid by us to our non-employee directors during the year ended December 31, 2013.

Director Compensation Table

(a)	(b)	(d)	(g)		(h)
Name	Fees Earned or Paid in Cash (1) ($)	Option Awards (2) ($)	All Other Compensation ($)		Total ($)
Webster L. Benham	47,900				47,900
Robert C. Brown, M.D.	41,500		36,000	*	77,500
Charles A. Burtch	51,500				51,500
Robert A. Butkin	41,500				41,500
Robert H. Henry	500				500
Bernard G. Ille	50,500				50,500
Gail P. Lapidus	41,500				41,500
Donald W. Munson	41,500				41,500
Ronald V. Perry	55,829				55,829
John A. Shelley	51,500				51,500

(1)	This amount includes as to each director, an annual fee of $13,000 for services as a director and $500 for each Board meeting attended during 2013. In addition, each director that serves on one or more committees of the Board receives an additional $25,000 to $35,000 for such service. As noted below, each of our directors served on at least one committee during 2013:

•	Mr. Benham is a member of the Audit Committee and the Public Community Relations Committee.

•	Dr. Brown resigned from the Board of Directors on January 27, 2014. Dr. Brown was a member of the Benefits and Programs Committee.

•	Mr. Burtch is a member of the Audit Committee and Compensation Committee.

•	Mr. Butkin is a member of the Business Development Committee.

•	Mr. Henry is a member of the Nominating and Corporate Governance Committee.

•	Mr. Ille was a member of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Public Relations and Marketing Committee until his resignation on October 14, 2013.

•	Ms. Lapidus is a member of the Public Relations and Marketing Committee.

•	Mr. Munson is a member of the Business Development Committee.

•	Mr. Perry is a member of the Audit Committee and Public Relations and Marketing Committee.

•	Mr. Shelley is a member of the Audit Committee and Nominating and Corporate Governance Committee.
*	During 2013, Dr. Brown received a fee of $3,000 per month to perform medical director consulting services for the Company in connection with our self-insured health plan and workers’ compensation benefits.
(2)	No option awards were granted during 2013. The following is the aggregate number of outstanding non-qualified stock options held by non-employee directors at December 31, 2013:

Outstanding Options

Options Outstanding as of
Name	December 31, 2013
Webster L. Benham	—
Robert C. Brown, M.D.	5,000
Charles A. Burtch	2,525
Robert A. Butkin	5,000
Robert H. Henry	—
Gail P. Lapidus	5,000
Donald W. Munson	5,000
Ronald V. Perry	2,000
John A. Shelley	1,700

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of April 4, 2014, regarding the ownership of our voting common stock and voting preferred stock by each person (including any “group” as used in Section 13(d)(3) of the Securities Act of 1934, as amended) that we know to be beneficial owner of more than 5% of our voting common stock and voting preferred stock. A person is deemed to be the beneficial owner of shares of the Company which he or she could acquire within 60 days of April 4, 2014.

Name and Address		Amounts of Shares
of Beneficial Owner	Title of Class	Beneficially Owned (1)		Percent of Class+
Jack E. Golsen and certain members of his family (2)	Common	3,833,130	(3)(4)	16.3%
	Voting Preferred	1,020,000	(5)	100.0%
Advisory Research, Inc. (6)	Common	1,757,005		7.8%
BlackRock, Inc. (7)	Common	1,659,619		7.4%
The Vanguard Group (8)	Common	1,146,726		5.1%

+	Because of the requirements of the SEC as to the method of determining the amount of shares an individual or entity may own beneficially, the amount shown for an individual may include shares also considered beneficially owned by others. Any shares of stock which a person does not own, but which he or she has the right to acquire within 60 days of April 4, 2014, are deemed to be outstanding for the purpose of computing the percentage of outstanding stock of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.
(1)	We based the information with respect to beneficial ownership on information furnished by the above-named individuals or entities or contained in filings made with the Securities and Exchange Commission or our records.
(2)	Includes Jack E. Golsen (“J. Golsen”) and the following members of his family: son, Barry H. Golsen (“B. Golsen”) (a director, Vice Chairman of the Board of Directors, and President of the Company); son, Steven J. Golsen (“S. Golsen”) (Chief Operating Officer of our Climate Control Business), Golsen Family LLC (“LLC”) which is wholly-owned by J. Golsen (43.516% owner), Sylvia H. Golsen Revocable Trust (43.516% owner), B. Golsen (4.323% owner), S. Golsen (4.323% owner), and Linda F. Rappaport (4.323% owner and daughter of J. Golsen (“L. Rappaport”)), and SBL LLC (“SBL”) which is wholly-owned by the LLC (49% owner), B. Golsen (17% owner), S. Golsen (17% owner), and L. Rappaport (17% owner). J Golsen is the manager of the LLC and share voting and dispositive power over the shares beneficially owned by the LLC. J. Golsen and B. Golsen, as the only directors and officers of SBL, share the voting and dispositive power of the shares beneficially owned by SBL and its wholly owned subsidiary, Golsen Petroleum Corp (“GPC”). The address of Jack E. Golsen and Barry H. Golsen is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107; and Steven J. Golsen’s address is 7300 SW 44th Street, Oklahoma City, Oklahoma 73179. The address for SBL, LLC, GPC and L. Rappaport is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107.

(3)	Includes:
(a)	the following shares over which J. Golsen has the sole voting and dispositive power: (i) 218,320 shares of common stock owned of record by certain trusts for the benefit of B. Golsen, S. Golsen and L. Rappaport over which J. Golsen is the trustee; (ii) 350,984 shares held in certain trusts for the benefit of grandchildren and great grandchildren of J. Golsen over which J. Golsen is the trustee; and (iii) 4,000 shares owned of record by J. Golsen;
(b)	the following shares over which J. Golsen has voting and dispositive power: (i) 15,876 shares held in Sylvia H. Golsen Revocable Trust; (ii) 15,392 shares owned of record by the LLC; and (iii) 133,333 shares that the LLC has the right to acquire upon the conversion of 4,000 shares of the Series B Preferred owned of record by the LLC;
(c)	292,467 shares over which B. Golsen has the sole voting and dispositive power;
(d)	243,493 shares over which S. Golsen has the sole voting and dispositive power;
(e)	44,578 shares over which J. Golsen and L. Rappaport share voting and dispositive power;
(f)	the following shares over which J. Golsen and B. Golsen share voting and dispositive power: (i) 1,447,399 shares owned of record by SBL; (ii) 400,000 shares that SBL has the right to acquire upon conversion of 12,000 shares of Series B Preferred owned of record by SBL; (iii) 250,000 shares that SBL has the right to acquire upon conversion of 1,000,000 shares of the Series D Preferred owned of record by SBL; (iv) 283,955 shares owned of record by GPC; and 133,333 shares that GPC has the right to acquire upon conversion of 4,000 shares of Series B Preferred owned of record by GPC.

See “Family Relationships.”

(4)	J. Golsen disclaims beneficial ownership of the shares over which B. Golsen, S. Golsen and L. Rappaport each have sole voting and investment power. B. Golsen, S. Golsen and L. Rappaport disclaim beneficial ownership of the shares that J. Golsen has sole voting and investment power. B. Golsen, S. Golsen and L. Rappaport disclaim beneficial ownership of the shares owned of record by the LLC, except to the extent of their respective pecuniary interest therein. S. Golsen and L. Rappaport disclaim beneficial ownership of the shares owned of record by SBL and GPC and all shares beneficially owned by SBL through the LLC, except to the extent of their respective pecuniary interest therein. L. Rappaport disclaims beneficial ownership of the 81,433 shares over which her spouse has sole voting and investment power over, and this amount excludes such shares. B. Golsen disclaims beneficial ownership of the 533 shares over which his spouse has sole voting and investment power, and this amount excludes such shares.
(5)	Includes: (a) 4,000 shares of Series B Preferred owned of record by the LLC; (b) 12,000 shares of Series B Preferred owned of record by SBL; (c) 4,000 shares Series B Preferred owned of record by GPC and (d) 1,000,000 shares of Series D Preferred owned of record by SBL.
(6)	Advisory Research, Inc. is a wholly-owned subsidiary of Piper Jaffray Companies, which disclaims beneficial ownership of these shares. The address of Advisory Research, Inc. is 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402.
(7)	The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.
(8)	The address of The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355.

Security Ownership of Management

The following table sets forth certain information obtained from our directors and executive officers as a group as to their beneficial ownership of our voting common stock and voting preferred stock as of April 4, 2014.

Name of Beneficial Owner	Title of Class	Amount of Shares Beneficially Owned (1)		Percent of Class+
Webster L. Benham	Common	200	(2)	*
Charles A. Burtch	Common	5,125	(3)	*
Robert A. Butkin	Common	5,125	(4)	*
Barry H. Golsen	Common	2,813,583	(5)	12.1%
	Voting Preferred	1,016,173	(5)	99.6%
Jack E. Golsen	Common	3,297,170	(6)	14.1%
	Voting Preferred	1,020,000	(6)	100.0%
Steven J. Golsen	Common	730,686	(7)	3.2%
	Voting Preferred	194,415	(7)	19.1%
David R. Goss	Common	101,690	(8)	*
Robert H. Henry	Common	200	(9)	*
Gail P. Lapidus	Common	1,775	(10)	*
Donald W. Munson	Common	7,865	(11)	*
Ronald V. Perry	Common	1,625	(12)	*
David M. Shear	Common	35,581	(13)	*
Tony M. Shelby	Common	101,860	(14)	*
John A. Shelley	Common	2,705	(15)	*
Directors and Executive Officers	Common	4,066,328	(16)	17.3%
as a group number (15 persons)	Voting Preferred	1,020,000		100.0%

*	Less than 1%.
+	See footnote “+” to the table under “Security Ownership of Certain Beneficial Owners.”
(1)	We based the information, with respect to beneficial ownership, on information furnished by each director or officer, contained in filings made with the SEC, or contained in our records.
(2)	These shares are held in a trust owned by Mr. Benham’s wife, over which Mr. Benham possesses sole voting and dispositive power.
(3)	Mr. Burtch has the sole voting and dispositive power over these shares, which include 1,650 shares of common stock that Mr. Burtch may purchase pursuant to currently exercisable non-qualified stock options.
(4)	This amount includes (a) 1,000 shares that are owned of record by an Oklahoma limited liability company of which Mr. Butkin is the Manager and over which Mr. Butkin has sole voting and dispositive power, and (b) 4,125 shares of common stock that Mr. Butkin may purchase pursuant to currently exercisable non-qualified stock options over which Mr. Butkin has sole voting and dispositive power.
(5)	See footnotes (2), (3), (4), and (5) of the table under “Security Ownership of Certain Beneficial Owners” for a description of the amount and nature of the shares beneficially owned by B. Golsen.
(6)	See footnotes (2), (3), (4), and (5) of the table under “Security Ownership of Certain Beneficial Owners” for a description of the amount and nature of the shares beneficially owned by J. Golsen.
(7)	See footnotes (2), (3), (4), and (5) of the table under “Security Ownership of Certain Beneficial Owners” for a description of the amount and nature of the shares beneficially owned by S. Golsen.
(8)	Mr. Goss has the sole voting and dispositive power over these shares.
(9)	These shares are held in Mr. Henry’s trust, over which Mr. Henry possesses sole voting and dispositive power.
(10)	The amount includes 1,650 shares of common stock that Ms. Lapidus may acquire pursuant to currently exercisable non-qualified stock options, over which Ms. Lapidus has the sole voting and dispositive power.
(11)	Mr. Munson has the sole voting and dispositive power over these shares, which include 4,125 shares that Mr. Munson may acquire pursuant to currently exercisable non-qualified stock options.
(12)	This amount includes 1,125 shares of common stock that Mr. Perry may acquire pursuant to currently exercisable non-qualified stock options, over which Mr. Perry has sole dispositive power.

(13)	These shares are held in a joint account owned by Mr. Shear’s revocable trust of which Mr. Shear is the trustee and by Mr. Shear’s spouse’s revocable trust of which his spouse is the trustee. As trustees, Mr. Shear and his wife share voting and dispositive power over these shares.
(14)	The amount includes 22,471 shares held by a trust, over which Mr. Shelby has the sole voting and dispositive power.
(15)	This amount includes 825 shares of common stock that Mr. Shelley may acquire pursuant to currently exercisable non-qualified stock options, over which Mr. Shelley has the sole voting and dispositive power.
(16)	The shares of common stock include 27,525 shares of common stock that executive officers and directors have the right to acquire within 60 days under our stock option plans and 916,666 shares of common stock that executive officers, directors, or entities controlled by our executive officers and directors, have the right to acquire within 60 days under other convertible securities.

Policy as to Related Party Transactions

Pursuant to the Audit Committee Charter, our Audit Committee reviews any related party transactions involving any of our directors and executive officers. Although the Audit Committee has not adopted specific standards and procedures with respect to its review of related party transactions, the Audit Committee believes that it considers all relevant facts and circumstances in its review process. The following related party transactions were reviewed by the Audit Committee or the Board of Directors as a whole.

Related Party Transactions

Golsen Group

In April 2013, we paid dividends totaling $300,000 on our Series B Preferred and our Series D Preferred, all of the outstanding shares of which are owned by Jack E. Golsen, our Chairman of the Board and Chief Executive Officer, members of his immediate family, including Barry H. Golsen, our Vice Chairman and President, Steven J. Golsen, a Director and Chief Operating Officer of our Climate Control Business, entities owned by them and trusts for which they possess voting or dispositive power as trustee (together, the “Golsen Group”). In January 2014, we declared annual dividends totaling $300,000 on such Series B Preferred and Series D Preferred, which dividends were paid February 2014.

During 2013, GPC occupied approximately 1,400 square feet of office space within our corporate complex for which the annual rent is $12,000.

Appointment of New Director

On March 15, 2013, our Board of Directors appointed Mr. Lance Benham as a new member of our Board of Directors. Mr. Benham’s appointment fills the board vacancy resulting from the passing of Mr. Horace Rhodes in January 2013. At the 2013 annual meeting of stockholders held in May, Mr. Benham was elected to serve with the class of directors having a term that will expire in 2016. In January 2013, Mr. Benham retired as Senior Vice President of SAIC Energy, Environment & Infrastructure, LLC (“SAIC Energy”), a subsidiary of Science Applications International Corporation (“SAIC”). There are no arrangements or understandings between Mr. Benham and any other person pursuant to which Mr. Benham was appointed as a director of the Company. During 2012, we incurred approximately $100,000 with SAIC Energy for engineering services relating to our chemical facilities. During 2013, we incurred approximately $11.7 million with SAIC Energy for engineering services and deconstruction services relating to our chemical facilities. During 2013, we negotiated several agreements with SAIC Constructors, LLC (“SAIC Constructors”), a subsidiary of SAIC, to engineer, procure and construct the ammonia plant, the Nitric Acid Plant, a nitric acid concentrator and certain support facilities. We expect SAIC Constructor’s fees in connection with these agreements to be approximately $39 million.

Other

Heidi Brown Shear, our Vice President and Managing Counsel, received approximately $250,000 in compensation during 2013, which included $40,000 cash bonus and a $4,100 automobile allowance.

AVAILABLE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters.

Copies of such reports, proxy statements and other information may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 100 Fifth Street, N.E., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the SEC’s public reference room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the Internet at www.sec.gov.

A copy of the Company’s 2013 Annual Report accompanies this proxy statement, which Annual Report includes the Company’s 2013 Form 10-K. Copies of exhibits to the Form 10-K are available upon request, but a reasonable copy fee per page will be charged to the requesting stockholder.

Requests for documents relating to us should be directed to:

Director - Communications Department

c/o LSB Industries, Inc.

16 South Pennsylvania Avenue

Post Office Box 754

Oklahoma City, Oklahoma 73101

Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope or follow the instructions provided for voting by phone or via the Internet, if applicable. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation is appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxy cards or voted by phone or the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2014

The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the 2014 Annual Meeting of Stockholders and Annual Report for the year ended December 31, 2013 are available at www.envisionreports.com/LXU.

By order of the Board of Directors,

David M. Shear

Senior Vice President,

Secretary and General Counsel

April 30, 2014

APPENDIX A

LSB Industries, Inc. 2008 Incentive Stock Plan

(as proposed to be amended and restated effective April 3, 2014, subject to stockholder approval)

Section 1. Purpose of the Plan

The purpose of the LSB Industries, Inc. 2008 Incentive Stock Plan (the “Plan”), ~~subject to shareholder approval,~~ is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of LSB Industries, Inc. (the “Company”) by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s shareholders.

Section 2. Definitions

As used in the Plan,

“Affiliate” means all Persons with whom the Company would be considered a single employer under Section 414(b) of the Code, and all persons with whom such person would be considered a single employer under Code Section 414(c) of the Code, except that where Treasury Regulation §1.414(c)-2(b)(2)(i) requires at least an 80 percent interest for establishment of a controlling interest, only a 50 percent interest shall be required. In addition, for purposes of determining whether any individual is eligible to receive a grant of Incentive Stock Options, the term “Affiliate” shall refer only to those Persons who are “subsidiaries” as defined Section 424(f) of the Code.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“CEO” means the chief executive officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Code Section 162(m)” means Section 162(m) of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Code Section 409A” means Section 409A of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Committee” has the meaning set forth in Section 3 below.

“Common Stock” means the common stock, par value $.10 per share, of the Company.

“Company” means LSB Industries, Inc., a Delaware corporation.

“Covered Employee” means a “covered employee” as that term is defined in Code Section 162(m)(3) or any successor provision.

“Disability” or “Disabled” means as to any Participant that such Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer. Notwithstanding the forgoing, all determinations of whether a Participant is Disabled shall be made in accordance with Code Section 409A and the guidance thereunder.

“Effective Date” has the meaning set forth in Section 16.

“Eligible Person” has the meaning set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, unless otherwise required under any applicable provision of the Code, as of any given date: (a) the closing price of the common stock on the last preceding day on which the common stock was traded, as reported on a national securities exchange or (b) if the fair market value of the common stock cannot be determined pursuant to clause (a), such price as the Committee shall determine; provided that for Awards subject to Code Section 409A, any such determination shall comply with Code Section 409A and guidance thereunder.

“Grant Date” means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

“Key Employee” means an employee designated in accordance with Section 3.5 below. as of December 31 (the “Key Employee Designation Date”) as an employee meeting the requirements under Section 416(i) of the Code (applied in accordance with the regulations thereunder and disregarding Section 416(i)(5)) at any time during the 12-month period ending on the Key Employee Designation Date.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Participant” means any Eligible Person as set forth in Section 5 to whom an Award is granted.

“Performance Based Exception” means the performance based exception from the tax deductibility limitations of Code Section 162(m) contained in Section 162(m)(4)(C) of the Code.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

“Plan” means the LSB Industries, Inc. 2008 Incentive Stock Plan.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means an Award granted under Section 9 denominated in units of Common Stock.

“Retirement” means a Termination of Service voluntarily at a time when a Participant is entitled to begin immediate receipt of early or normal retirement benefits under one or more of the Company’s defined benefit pension plans, or under comparable terms of an Affiliate’s pension plan, as then in effect, unless provided otherwise in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or an Affiliate.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” has the meaning set forth in Section 8.1.

“Termination of Service,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment or services agreement, means a Participant’s termination or deemed termination from employment with the Company and its Affiliates. For purposes of determining whether a Termination of Service has occurred, the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed ~~six (6)~~ three (3) months, or if longer, so long as the Participant retains a right to reemployment with his or her employer under an applicable statute or by contract. For this purpose, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for his or her employer. If the period of leave exceeds ~~six (6)~~ three (3) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship will be deemed to terminate on the first date immediately following such ~~six (6)~~ three (3) month period. Notwithstanding the foregoing, if a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than ~~six (6)~~ three (3) months, and such impairment causes the Participant to be unable to perform the duties of the Participant’s position of employment or any substantially similar position of employment, a twenty-nine (29) month period of absence shall be substituted for such ~~six (6)~~ three (3) month period. For purposes of this Agreement, a Termination of Service occurs at the date as of which the facts and circumstances indicate either that, after such date: (a) the Participant and the Company reasonably anticipate the Participant will perform no further services for the Company and its Affiliates (whether as an employee or an independent contractor) or (b) that the level of bona fide services the Participant will perform for the Company and its Affiliates (whether as an employee or independent contractor) will permanently decrease to no more than twenty (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period or, if the Participant has been providing services to the Company and its Affiliates for less than thirty-six (36) months, the full period over which the Participant has rendered services, whether as an employee or independent contractor. The determination of whether a Termination of Service has occurred shall be governed by the provisions of Treasury Regulation § 1.409A-1, as amended, taking into account the objective facts and circumstances with respect to the level of bona fide services performed by the Participant after a certain date.

Section 3. Administration

3.1 Committee

The Plan shall be administered by the Committee which shall, as the context requires, refer to the Board, the Compensation and Stock Option Committee of the Board, the CEO or any other committee to which administration is delegated by the Board in accordance with Section 3.3 hereof.

3.2 Administration of the Plan

Except to the extent the Board reserves administrative powers to itself or appoints a different committee to administer the Plan, the Committee shall mean (a) the Board, with respect to all non-employee directors, (b) the Compensation and Stock Option Committee of the Board, with respect to all executive officers of the Company and any other Eligible Person with respect to whom it elects to act as the Committee and (c) except as the Compensation and Stock Option Committee of the Board may provide, if the CEO is a member of the Board, a committee consisting of the CEO with respect to any Eligible Person other than an executive officer of the Company. To the extent the Board considers it desirable to comply with Rule 16 b-3, the Committee shall consist of two or more directors of the Company, each of whom shall qualify as both an “outside director” within the meaning of Code Section 162(m) and as a “non-employee director” as defined in Rules 16b-3 promulgated under the Exchange Act.

3.3 Delegation by the Board

Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of one or more members of the Board or one or more officers of the Company, subject to such limitations as the Board deems appropriate, except with respect to Awards to non-employee Directors and to officers subject to Section 16 of the Exchange Act or officers who are or may be Covered Employees. Members of any such committee, which shall also be referred to as the “Committee,” shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.4 Administration and Interpretation by Committee

Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Eligible Persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan (including, but not limited to, vesting of such Award); (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (j) delegate ministerial duties to such of the Company’s officers as it so determines; and (k) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

3.5 Designation of Key Employees

For purposes of Code Section 409A, annually the Board shall designate in writing those employees who are Key Employees as of December 31 (the “Key Employee Designation Date”). A Participant designated as a Key Employee shall be a Key Employee for the entire twelve (12) month period beginning on April 1 following the Key Employee Designation Date.

Section 4. Shares Subject to the Plan

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 13, the maximum number of shares of Common Stock available for issuance under the Plan shall be ~~one million (~~1,975,000~~,000).~~.

4.2 Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are reacquired by the Company, the shares subject to such Awards and the reacquired shares shall again be available for issuance under the Plan. In addition, the following shares of Common Stock shall not be treated as having been issued under the Plan: (i) shares tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, (ii) shares covered by an Award that is settled in cash, or (iii) the number of shares subject to a SAR in excess of the number of shares that are delivered to the Participant upon exercise of the SAR. The number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Restricted Stock Units or Performance Shares. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company.

(b) The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 13.

4.3 Limitations

(a) Subject to adjustment as provided in Section 13, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan (other than Awards of Options or Stock Appreciation Rights) shall not exceed ~~one million (~~1,975,000~~,000).~~.

(b) Subject to adjustment as provided in Section 13, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan (other than Awards of Options or Stock Appreciation Rights) that contain no restrictions or restrictions based solely on continuous employment or services for less than three years (except where Termination of Service occurs by reason of death, Retirement or Disability) shall not exceed ~~one million (~~1,975,000~~,000).~~.

Section 5. Eligibility

An Award may be granted to any employee, officer or director of the Company or an Affiliate whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities. The above are “Eligible Persons.”

Section 6. Awards

6.1 Form and Grant of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award.

6.2 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3 Dividends and Distributions

Participants holding Awards may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while the Awards are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right must be set forth as a separate arrangement to the extent required by Code Section ~~409A, if applicable~~ 409A, if applicable. Notwithstanding the foregoing, in no event shall dividend equivalents be paid in connection with the grant of an Award subject to performance goals until such time as the Committee has certified that the performance goals with respect to such Award have been achieved for the relevant period.

Section 7. Options

7.1 Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2 Option Exercise Price

7.2.1 Less than 10% Shareholders. The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock at the Grant Date for options granted to an individual who, at the time the option is granted, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary (computed in accordance with the provisions applicable to Section 422(b)(6) of the Code) (a “less than 10% Shareholder”).

7.2.2 10% Shareholder. The exercise price of any Incentive Stock Option granted to an individual who is not a less than 10% Shareholder (a “10% Shareholder”) shall be not less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock subject to the Incentive Stock Option at the time the Incentive Stock Option is granted, determined in accordance with the applicable regulations and rulings of the Commissioner of the Internal Revenue Service in effect at the time the Incentive Stock Option is granted.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be a term not to exceed ten (10) years from the Grant Date (five (5) years in the case of an Incentive Stock Option granted to a 10% Shareholder) as established for that Option by the Committee or, if not so established, shall be ten (10) years from the Grant Date.

7.4 Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery as directed by the Company to the Company or a brokerage firm designated or approved by the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full as directed by the Company to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include: (a) check; (b) wire transfer; (c) tendering by attestation shares of Common Stock already owned by the Participant that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option, provided that the Participant must have held for at least six months any such tendered shares that were acquired by the Participant under a Company-sponsored stock compensation program; (d) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any tax withholding obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or (e) such other consideration as the Committee may permit in its sole discretion.

7.6 Post-Termination Exercise

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Code Section 409A unless otherwise determined by the Committee.

7.7 Incentive Stock Options

The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options.

Section 8. Stock Appreciation Rights

8.1 Grant of Stock Appreciation Rights

The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) to Participants at any time. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option, and the grant price of a freestanding SAR shall be equal to the Fair Market Value of the Common Stock at the Grant Date. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be a term not to exceed ten (10) years from the Grant Date as established for that SAR by the Committee or, if not so established, shall be ten (10) years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2 Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

8.3 Post-Termination Exercise

The Committee shall establish and set forth in each instrument that evidences a freestanding SAR whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Code Section 409A unless otherwise determined by the Committee.

Section 9. Restricted Stock and Restricted Stock Units

9.1 Grant of Restricted Stock and Restricted Stock Units

The Committee may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such forfeiture restrictions, if any (which may be based on continuous service with the Company or an Affiliate), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2 Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Committee, and subject to the provisions of Section 11, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Restricted Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the Committee shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

9.3 Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Restricted Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; provided, however, that the Committee may not adjust performance goals for any Restricted Stock or Restricted Stock Unit intended to qualify for the Performance Based Exception for the year in which the Restricted Stock or Stock Unit is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

Section 10. Other Stock or Cash-Based Awards

In addition to the Awards described in Sections 7 through 9, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

Subject to adjustment as provided in Section 13, and in accordance with the requirements under Code Section 162(m), no Participant shall receive in any one calendar year grants of Options or Stock Appreciation Rights covering an aggregate of more than one hundred thousand (100,000) shares of Common Stock. Notwithstanding any other provision of the Plan to the contrary, any Option or Stock Appreciation Right intended to qualify as performance based compensation under Code Section 162(m) for the Performance Based Exception of Code Section 162(m) shall have an exercise or grant price, an applicable, of no less than 100% of the Fair Market Value of the Common Stock at the Grant Date, except in the case of Substitute Awards.

Section 11. Withholding

The Company may require a Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”).

The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations.

In addition, the Company may accelerate the time or schedule of a payment of vested shares of Common Stock subject to an Award, and/or deduct from any payment of shares of Common Stock subject to an Award to the Participant, or to his or her beneficiaries in the case of the Participant’s death, that number of shares of Common Stock having a Fair Market Value at the date of such deduction equal to any amounts due from the Participant to the Company or any Affiliate (“other obligations”) as satisfaction of any such other obligations, provided that (x) such other obligations are incurred in the ordinary course of the employment relationship between the Company or any of its Affiliates and the Participant, (y) the aggregate amount of any collateral held in connection with such other obligations or deduction made in any taxable year of the Company with respect to the Participant does not exceed $5,000, and (z) the deduction of shares of Common Stock is made at the same time and in the same amount as the other obligations otherwise would have been due and collected from the Participant.

The Company shall not be required to issue any shares of Common Stock under the Plan until such tax withholding obligations and other obligations are satisfied.

Section 12. Assignability

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except that to the extent permitted by the Committee, in its sole discretion, a Participant may designate one or more beneficiaries on a Company-approved form who may receive payment under an Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant.

Section 13. Adjustments

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other company or (b) new, different or additional securities of the Company or of any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (v) the maximum number and kind of securities available for issuance under the Plan; (w) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (x) the maximum number and kind of securities that may be issued to an individual in any one calendar year as set forth in Section 4.3; (y) the maximum number and kind of securities that may be made subject to the different types of Awards available under the Plan; and (z) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

Section 14. Amendment and Termination

14.1 Amendment, Suspension or Termination of the Plan

The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable. In addition, the Company intends that, except as the Committee otherwise determines, the Plan and Awards either comply with or be excepted from Code Section 409A. Accordingly, the Company reserves the right, without the consent of affected Participants, to amend or revise the Plan and/or to amend, revise or revoke any Award (including any agreement under which such Award was granted) in order to cause the Plan and/or the Award (including any agreement under which such Award was granted) to be so compliant or excepted and to take such other actions under the Plan and any Award (including any agreement under which such Award was granted) to achieve such compliance or exception. Notwithstanding the foregoing, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan.

14.2 Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive

Stock Options may be granted more than ten years after the earlier of (a) the adoption of the Plan by the Board and (b) the Effective Date.

14.3 Consent of Participant

Except as provided in Section 14.1 above, (a) the amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan and (b) any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 13 shall not be subject to these restrictions.

14.4 Restriction on Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or to cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

Section 15. General

15.1 No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan. Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant’s employment or other relationship at any time, with or without cause.

15.2 Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

15.3 Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

15.4 No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment or services agreement, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

15.5 Compliance with Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

15.6 Participants in Other Countries

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Affiliate may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

15.7 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.8 Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

15.9 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.10 Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Oklahoma without giving effect to principles of conflicts of law.

Section 16. Effective Date

The Plan ~~is~~was effective June 5, 2008 (the “Effective Date”), and the Plan was amended effective April 3, 2014, subject to shareholder approval of the Plan within twelve months of the ~~Effective Date.~~date of such amendment.

LSB INDUSTRIES, INC. IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on June 5, 2014. Vote by Internet Go to www.envisionreports.com/LXU Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Follow the instructions provided by the recorded message X Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board recommends a vote FOR all nominees, and FOR Proposals 2, 3 and 4. 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Daniel D. Greenwell 02 - Robert H. Henry 03 - William F. Murdy For Against Abstain 2. Proposal to ratify Ernst & Young, LLP as the independent registered public accounting firm for 2014. 3. Approval of the First Amendment to the 2008 Incentive Stock Plan. 4. Say on Pay - An advisory vote on the approval of named executive officer compensation. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both persons should sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 01U5OB .

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2014 The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the 2014 Annual Meeting of Stockholders and Annual Report for the year ended December 31, 2013 are available at www.envisionreports.com/LXU. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — LSB INDUSTRIES, INC. PROXY FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Jack E. Golsen, Tony M. Shelby, Barry H. Golsen and each of them, the undersigned’s proxy, with full power of substitution, to attend the annual meeting of the stockholders of LSB Industries, Inc. (the “Company”) on Thursday, June 5, 2014, at 11:30 a.m., Central Daylight Time, at the Company’s offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107, and at any adjournment of that meeting and to vote the undersigned’s shares of the Common Stock, 12% Series B Cumulative Convertible Preferred Stock, and Series D 6% Cumulative Convertible Preferred Stock, all of which vote as a single class, as designated on the reverse side. Please sign exactly as your name appears hereon, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this Proxy Card. The persons named as proxies hereon will vote the shares of stock represented by this Proxy Card in accordance with the undersigned’s specifications made in Items 1 - 4. If the undersigned makes no specification, the persons named as proxies on the reverse side will vote the shares “FOR” all nominees, and “FOR” Items 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (CONTINUED ON REVERSE SIDE)